                                                                     EXHIBIT 2.1


                           ASSET PURCHASE AGREEMENT


                         dated as of February 9, 2001

                                 by and among

                       HARRISCOPE OF LOS ANGELES, INC.,

           CERTAIN SHAREHOLDERS OF HARRISCOPE OF LOS ANGELES, INC.,

                        TELEMUNDO OF LOS ANGELES, INC.,

                    TELEMUNDO OF LOS ANGELES LICENSE CORP.

                                      AND

                     TELEMUNDO COMMUNICATIONS GROUP, INC.

                               TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
ARTICLE I CERTAIN DEFINITIONS...................................................................................    1
         Section 1.1 "Accounts Receivable"......................................................................    1
         Section 1.2 "Action"...................................................................................    1
         Section 1.3 "Active Employees".........................................................................    1
         Section 1.4 "Additional Harriscope Documents"..........................................................    1
         Section 1.5 "Additional Purchaser's Documents".........................................................    1
         Section 1.6 "Adjustment Amount"........................................................................    1
         Section 1.7 "Adjustment Amount Calculation"............................................................    2
         Section 1.8 "Affiliate"................................................................................    2
         Section 1.9 "Affiliate Transaction"....................................................................    2
         Section 1.10 "Agreement"...............................................................................    2
         Section 1.11 "Assets"..................................................................................    2
         Section 1.12 "Assumed Liabilities".....................................................................    2
         Section 1.13 "Assumed Plans"...........................................................................    2
         Section 1.14 "Audit"...................................................................................    2
         Section 1.15 "Balance Sheet"...........................................................................    2
         Section 1.16 "Balance Sheet Date"......................................................................    3
         Section 1.17 "Bill of Sale"............................................................................    3
         Section 1.18 "BizNews".................................................................................    3
         Section 1.19 "Budget"..................................................................................    3
         Section 1.20 "Business Records"........................................................................    3
         Section 1.21 "Business Taxes"..........................................................................    3
         Section 1.22 "Capital Expenditures Adjustment".........................................................    3
         Section 1.23 "Closing".................................................................................    3
         Section 1.24 "Closing Balance Sheet"...................................................................    3
         Section 1.25 "Closing Date"............................................................................    3
         Section 1.26 "COBRA"...................................................................................    3
         Section 1.27 "COBRA Employees".........................................................................    3
         Section 1.28 "Code"....................................................................................    3
         Section 1.29 "Conducted by Harriscope".................................................................    4
         Section 1.30 "Confidentiality Agreement"...............................................................    4
         Section 1.31 "Contract"................................................................................    4
         Section 1.32 "Culver City Property"....................................................................    4
         Section 1.33 "Damages".................................................................................    4
         Section 1.34 "Disclosure Schedule".....................................................................    4
         Section 1.35 "Displacement Permit".....................................................................    4
         Section 1.36 "Displacement Permit Expenditures"........................................................    4
         Section 1.37 "Disposition".............................................................................    4
         Section 1.38 "Domain Name Transfer Agreement"..........................................................    4
         Section 1.39 "DTV Contracts"...........................................................................    4
         Section 1.40 "Employee Liability"......................................................................    4
         Section 1.41 "Employee Loans"..........................................................................    4
         Section 1.42 "Employee Plan"...........................................................................    4
         Section 1.43 "Encino Property Lease"...................................................................    4
         Section 1.44 "Environmental Claim".....................................................................    5
         Section 1.45 "Environmental Laws"......................................................................    5

         Section 1.46 "ERISA"..................................................................................... 5
         Section 1.47 "ERISA Affiliate"........................................................................... 5
         Section 1.48 "Escrow Agent".............................................................................. 5
         Section 1.49 "Escrow Agreement".......................................................................... 5
         Section 1.50 "Estimated Adjustment Amount"............................................................... 5
         Section 1.51 "Excluded Assets"........................................................................... 5
         Section 1.52 "Exhibit"................................................................................... 6
         Section 1.53 "Expenses".................................................................................. 6
         Section 1.54 "Extension Payment"......................................................................... 6
         Section 1.55 "FCC"....................................................................................... 6
         Section 1.56 "FCC Approval".............................................................................. 6
         Section 1.57 "FCC Licenses".............................................................................. 6
         Section 1.58 "Final Outside Date"........................................................................ 6
         Section 1.59 "Financing"................................................................................. 6
         Section 1.60 "FIRPTA Certificate"........................................................................ 6
         Section 1.61 "GAAP"...................................................................................... 6
         Section 1.62 "Governmental Entity"....................................................................... 6
         Section 1.63 "Harriscope"................................................................................ 6
         Section 1.64 "Harriscope Current Assets"................................................................. 6
         Section 1.65 "Harriscope Intellectual Property".......................................................... 6
         Section 1.66 "Harriscope's Financial Statements"......................................................... 6
         Section 1.67 "Harriscope's Special Representations"...................................................... 7
         Section 1.68 "Hemet Application"......................................................................... 7
         Section 1.69 "Hemet Station"............................................................................. 7
         Section 1.70 "Holdings Financial Statements"............................................................. 7
         Section 1.71 "HSR Act"................................................................................... 7
         Section 1.72 "Indemnified Party"......................................................................... 7
         Section 1.73 "Indemnifying Party"........................................................................ 7
         Section 1.74 "Independent Firm".......................................................................... 7
         Section 1.75 "Infringe".................................................................................. 7
         Section 1.76 "Instrument of Assignment and Assumption"................................................... 7
         Section 1.77 "Intellectual Property"..................................................................... 7
         Section 1.78 "Interest Rate"............................................................................. 7
         Section 1.79 "Interim Outside Date"...................................................................... 7
         Section 1.80 "Knowledge"................................................................................. 7
         Section 1.81 "Laws"...................................................................................... 8
         Section 1.82 "Leases".................................................................................... 8
         Section 1.83 "Leased Real Property"...................................................................... 8
         Section 1.84 "Liabilities"............................................................................... 8
         Section 1.85 "Licenses".................................................................................. 8
         Section 1.86 "Lien"...................................................................................... 8
         Section 1.87 "Material Adverse Effect"................................................................... 8
         Section 1.88 "Materials of Environmental Concern"........................................................ 8
         Section 1.89 "Objection Notice".......................................................................... 8
         Section 1.90 "Paid Programming".......................................................................... 8
         Section 1.91 "Parent".................................................................................... 8
         Section 1.92 "Permits"................................................................................... 8
         Section 1.93 "Permitted Liens"........................................................................... 8
         Section 1.94 "Person".................................................................................... 8
         Section 1.95 "Phase II".................................................................................. 9
         Section 1.96 "Plan"...................................................................................... 9

         Section 1.97 "Premises".................................................................................. 9
         Section 1.98 "Power Increase Application"................................................................ 9
         Section 1.99 "Profit Sharing Plan"....................................................................... 9
         Section 1.100 "Program Contracts"........................................................................ 9
         Section 1.101 "Pro Forma Adjustments".................................................................... 9
         Section 1.102 "Proprietary Information & Technology"..................................................... 9
         Section 1.103 "Purchase Price"........................................................................... 9
         Section 1.104 "Purchase Price Allocation"................................................................ 9
         Section 1.105 "Purchased Assets"......................................................................... 9
         Section 1.106 "Purchaser"................................................................................ 10
         Section 1.107 "Purchaser Parties"........................................................................ 10
         Section 1.108 "Purchaser's Special Representations"...................................................... 10
         Section 1.109 "Retained Liabilities"..................................................................... 10
         Section 1.110 "SEC Reports".............................................................................. 11
         Section 1.111 "Seller Parties"........................................................................... 11
         Section 1.112 "Shareholders"............................................................................. 11
         Section 1.113 "Software"................................................................................. 11
         Section 1.114 "Special Contracts"........................................................................ 11
         Section 1.115 "STA Request".............................................................................. 11
         Section 1.116 "Station".................................................................................. 11
         Section 1.117 "Sunset Boulevard Lease"................................................................... 11
         Section 1.118 "Sunset Boulevard Property"................................................................ 11
         Section 1.119 "Tax" or "Taxes"........................................................................... 11
         Section 1.120 "Tax Records".............................................................................. 11
         Section 1.121 "Tax Return"............................................................................... 12
         Section 1.122 "Telemundo Licensee"....................................................................... 12
         Section 1.123 "Termination List"......................................................................... 12
         Section 1.124 "Third Party Claim"........................................................................ 12
         Section 1.125 "Third Party Intellectual Property"........................................................ 12
         Section 1.126 "Transferred Employee"..................................................................... 12
         Section 1.127 "Transition Payments"...................................................................... 12
         Section 1.128 "UnoDosTres.com Preclosing Earned Equity".................................................. 12
         Section 1.129 "Victorville Application".................................................................. 12
         Section 1.130 "Victorville Station"...................................................................... 12
         Section 1.131 "WARN Act"................................................................................. 12
         Section 1.132 "Wilshire Property Lease".................................................................. 12

ARTICLE II PURCHASE AND SALE OF PURCHASED ASSETS.................................................................. 12
         Section 2.1 Purchase and Sale of Purchased Assets........................................................ 12
         Section 2.2 Consideration................................................................................ 13
         Section 2.3 Time and Place of the Closing................................................................ 13
         Section 2.4 Extension Payments........................................................................... 13
         Section 2.5 Deliveries at the Closing.................................................................... 13
         Section 2.6 Closing and Post-Closing Adjustment.......................................................... 14
         Section 2.7 Accounts Receivable.......................................................................... 16
         Section 2.8 Delivery of FCC Licenses to Purchaser Affiliate.............................................. 16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF HARRISCOPE AND THE SHAREHOLDERS..................................... 16
         Section 3.1 Organization and Qualification............................................................... 16
         Section 3.2 Authority.................................................................................... 16

         Section 3.3 Subsidiaries; Equity Investments............................................................. 17
         Section 3.4 No Conflicts................................................................................. 17
         Section 3.5 Consents and Approvals....................................................................... 17
         Section 3.6 Financial Statements; Operating Budget....................................................... 18
         Section 3.7 Undisclosed Liabilities...................................................................... 19
         Section 3.8 Absence of Certain Changes; Conduct of Business.............................................. 19
         Section 3.9 Litigation................................................................................... 19
         Section 3.10 Contracts and Commitments................................................................... 20
         Section 3.11 Permits..................................................................................... 20
         Section 3.12 Condition of Property; Assets Necessary to the Operation of Station......................... 21
         Section 3.13 Tax Matters................................................................................. 21
         Section 3.14 Employee Benefit Plans; ERISA............................................................... 21
         Section 3.15 Labor and Personnel Matters................................................................. 22
         Section 3.16 Environmental Matters....................................................................... 23
         Section 3.17 Compliance with Laws........................................................................ 24
         Section 3.18 The Station................................................................................. 24
         Section 3.19 Title to Property........................................................................... 26
         Section 3.20 Insurance................................................................................... 28
         Section 3.21 Intellectual Property....................................................................... 29
         Section 3.22 Customers and Suppliers..................................................................... 30
         Section 3.23 Disclosure.................................................................................. 30
         Section 3.24 Brokers and Finders......................................................................... 30
         Section 3.25 No Condemnation or Expropriation............................................................ 30
         Section 3.26 Affiliate Transactions...................................................................... 30

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................ 31
         Section 4.1 Organization and Qualification............................................................... 31
         Section 4.2 Authority.................................................................................... 31
         Section 4.3 No Conflicts................................................................................. 31
         Section 4.4 Consents and Approvals....................................................................... 31
         Section 4.5 Disclosure................................................................................... 32
         Section 4.6 Parent....................................................................................... 32
         Section 4.7 FCC Qualification............................................................................ 32

ARTICLE V COVENANTS  OF HARRISCOPE................................................................................ 32
         Section 5.1 Conduct of Business Pending the Closing...................................................... 32
         Section 5.2 Cooperation.................................................................................. 36
         Section 5.3 Access to Information........................................................................ 36
         Section 5.4 No Solicitation.............................................................................. 37
         Section 5.5 Supplements to Schedule...................................................................... 37
         Section 5.6 Operating Statements......................................................................... 37
         Section 5.7 Bulk Sales................................................................................... 38

ARTICLE VI ADDITIONAL COVENANTS AND AGREEMENTS.................................................................... 38
         Section 6.1 Records Retention............................................................................ 38
         Section 6.2 Consummation of Transaction; Consents, Approvals and Filings................................. 38
         Section 6.3 HSR Filings.................................................................................. 39
         Section 6.4 FCC Filing................................................................................... 39
         Section 6.5 Purchaser Financing.......................................................................... 39
         Section 6.6 Further Assurances........................................................................... 39
         Section 6.7 Public Statements............................................................................ 39

         Section 6.8 Employee and Labor Matters................................................................... 40
         Section 6.9 Purchase Price Allocation.................................................................... 43
         Section 6.10 Expenses.................................................................................... 43
         Section 6.11 Transfer Taxes.............................................................................. 43
         Section 6.12 Contract and Lease Consents................................................................. 43
         Section 6.13 Specific Assets............................................................................. 44
         Section 6.14 Auckland Agreements......................................................................... 44

ARTICLE VII CONDITIONS............................................................................................ 44
         Section 7.1 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby........ 44
         Section 7.2 Conditions to Obligations of Harriscope to Effect the Transactions Contemplated Hereby....... 45
         Section 7.3 Conditions to Obligations of Purchaser to Effect the Transactions Contemplated Hereby........ 45

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.................................................................... 46
         Section 8.1 Termination.................................................................................. 46
         Section 8.2 Extension of Outside Date.................................................................... 47
         Section 8.3 Effect of Termination........................................................................ 47

ARTICLE IX INDEMNIFICATION........................................................................................ 47
         Section 9.1 Indemnification by Harriscope and the Shareholders........................................... 47
         Section 9.2 Indemnification by Purchaser................................................................. 49
         Section 9.3 Procedures Relating to Indemnification....................................................... 49
         Section 9.4 Limitations on Indemnification............................................................... 50
         Section 9.5 Treatment of Indemnification Payments........................................................ 51

ARTICLE X GENERAL PROVISIONS...................................................................................... 51
         Section 10.1 Amendment................................................................................... 51
         Section 10.2 Waiver...................................................................................... 52
         Section 10.3 Notices..................................................................................... 52
         Section 10.4 Interpretation.............................................................................. 53
         Section 10.5 Entire Agreement; No Third-Party Beneficiaries.............................................. 54
         Section 10.6 Counterparts................................................................................ 54
         Section 10.7 Assignment.................................................................................. 54
         Section 10.8 Severability................................................................................ 55
         Section 10.9 Enforcement................................................................................. 55
         Section 10.10 Other Remedies............................................................................. 55
         Section 10.11 Governing Law.............................................................................. 55
         Section 10.12 Consent to Jurisdiction.................................................................... 55

SCHEDULES
---------

Harriscope Disclosure Schedule
Schedule 6.7               Approved Statement
Schedule 6.8(f)            COBRA Employees
Schedule 6.14              Letter Agreement
Schedule 7.3(b)            Required Consents

EXHIBITS
--------

Exhibit A-(a)              Purchased Assets - FCC Licenses
Exhibit A-(b)              Purchased Assets - Tangible Personal Property
Exhibit A-(c)              Purchased Assets - Contracts and Leases
Exhibit A-(d)              Purchased Assets - Intellectual Property
Exhibit B                  Form of Escrow Agreement
Exhibit C                  Form of Bill of Sale
Exhibit D-1                Form of Instrument of Assignment and Assumption (non-
                           FCC Licenses)
Exhibit D-2                Form of Instrument of Assignment and Assumption (FCC
                           Licenses)
Exhibit D-3                Domain Name Transfer Agreement
Exhibit E                  Form of Sunset Boulevard Lease
Exhibit F                  Form of Opinion of Counsel to Purchaser
Exhibit G-1                Form of Opinion of Counsel to Harriscope
Exhibit G-2                Form of Opinion of Special Counsel to Harriscope
Exhibit G-3                Form of Opinion of FCC Counsel to Harriscope

                           ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT, dated as of February 9, 2001, is by and among Telemundo of Los Angeles, Inc., a Delaware corporation ("Purchaser"),
                                                               ---------
Telemundo of Los Angeles License Corp., a Delaware corporation ("Telemundo
                                                                 ---------
Licensee"), Telemundo Communications Group, Inc. ("Parent"), Harriscope of Los
--------                                           ------
Angeles, Inc., a California corporation ("Harriscope") and the Shareholders (as
                                          ----------
defined below).

          WHEREAS, the Shareholders own, together with their spouses, children and grandchildren, directly or indirectly through trusts, at least ninety-two percent (92%) of the outstanding capital stock of Harriscope, which is the licensee of and owns and operates station KWHY-TV, Channel 22, Los Angeles, California, including KWHY-DT, Channel 42, Los Angeles, California, and KWHY-LP, Channel 65, Santa Barbara, California; and

          WHEREAS, Harriscope wishes to sell to Purchaser and Purchaser wishes to purchase from Harriscope, all of the Purchased Assets (as defined herein) and to assume the Assumed Liabilities (as defined herein), in each case, upon the terms and subject to the conditions contained in this Agreement (as defined herein).

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

          For purposes of this Agreement, the following terms shall have the following meanings:

          Section 1.1  "Accounts Receivable" means all of the accounts
                       ---------------------
receivable, notes and other obligations for payment of money to Harriscope relating to the Purchased Assets (but shall not be deemed to include any Employee Loans made to Transferred Employees).

          Section 1.2  "Action" means any action, claim, suit, litigation,
                       --------
proceeding, arbitration, mediation or governmental or regulatory investigation or audit.

          Section 1.3  "Active Employees" has the meaning set forth in Section
                       ------------------                              -------
6.8(a) hereof.
------

          Section 1.4  "Additional Harriscope Documents" has the meaning set
                       ---------------------------------
forth in Section 3.2 hereof.
         -----------

          Section 1.5  "Additional Purchaser's Documents" has the meaning set
                       ----------------------------------
forth in Section 4.2 hereof.
         -----------

          Section 1.6  "Adjustment Amount" means the amount determined by adding
                       -------------------
(a) (i) the amounts paid or payable by Purchaser in respect of all Expenses relating to the time period prior to the Closing Date, (ii) excess Extension Payments paid by Purchaser in the final monthly payment in accordance with
Section 2.4 hereof, (iii) the cash equivalent of all Employee Liability
-----------
credited to Transferred Employees by Purchaser in accordance with Section 6.8(b)
                                                                  --------------
hereof, (iv) any cash equivalent amount of the Profit Sharing Plan contribution with respect to Transferred Employees required by Section 6.8(h) hereof, and (v)
                                                  --------------
any Capital Expenditures Adjustment and subtracting therefrom (b) the amounts paid or payable by Harriscope in respect of all Expenses relating to the time period following the Closing Date.

          Section 1.7  "Adjustment Amount Calculation" has the meaning set forth
                       -------------------------------
in Section 2.6(c) hereof.
   --------------

          Section 1.8  "Affiliate" means, as to any specified Person, any other
                       -----------
Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          Section 1.9  "Affiliate Transaction" means any Contract or other
                       -----------------------
arrangement relating to the Station by, between or among Harriscope, Harriscope Corporation, any of the shareholders or employees of Harriscope and/or any Affiliate of any of them.

          Section 1.10 "Agreement" means this Asset Purchase Agreement,
                       -----------
including the Exhibits and Schedules attached hereto and incorporated herein by this reference.

          Section 1.11 "Assets" means any tangible or intangible asset
                       --------
(including Intellectual Property), both real and personal, property (including personal property and fixtures), Contract, right or entitlement.

          Section 1.12 "Assumed Liabilities" means and shall be limited to (a)
                       ---------------------
obligations assumed by Purchaser in connection with Purchaser's assumption of the Leases and the Contracts included in Exhibit A-(c) and other Liabilities
                                         -------------
specifically set forth on the Balance Sheet and related to the Purchased Assets, increased or decreased in the ordinary course of business or as otherwise permitted under this Agreement (other than any obligations arising out of a breach by Harriscope with respect to such Leases and Contracts occurring prior to the Closing Date), (b) Liabilities in respect of the Purchased Assets arising from, or in connection with, the conduct of the Station or the ownership of the Purchased Assets by Purchaser from and after the Closing Date, including real and personal property taxes and assessments apportioned to Purchaser in accordance with the method prescribed in Section 164(d) of the Code and (c) Employee Liability; provided, however, that Assumed Liabilities shall not
                    --------  -------
include any Retained Liabilities.

          Section 1.13 "Assumed Plans" means, collectively, any health or dental
                       ---------------
plan listed on Section 3.14(c) of the Disclosure Schedule that is expressly
               ---------------
assumed in writing by Purchaser prior to or concurrently with the Closing as provided in Section 6.13 hereof.
            ------------

          Section 1.14 "Audit" means any audit, assessment of Taxes,
                       -------
examination, investigation or other administrative proceeding by any taxing authority, or appeal of such proceeding relating to Taxes.

          Section 1.15 "Balance Sheet" has the meaning set forth in Section
                        -------------                               -------
3.6(a) hereof.
------

     Section 1.16 "Balance Sheet Date" has the meaning set forth in Section
                  --------------------                              -------
3.6(a) hereof.
------

     Section 1.17 "Bill of Sale" has the meaning set forth in Section 2.5(a)(ii)
                  --------------                              ------------------
hereof.

     Section 1.18 "BizNews" means the operations of the English language
                  ---------
financial news division of Harriscope and the internet site run by BizNews1.com, a division of Harriscope (both of which ceased operations in December 2000) and BizNews1.com, LLC, a California limited liability company that is inactive and in the process of being dissolved and any other English language business news service produced by Harriscope or the Station, including any broadcast of such service on any of the Station's channels (or any other channel pursuant to a time brokerage agreement).

     Section 1.19 "Budget" has the meaning set forth in Section 3.6(d) hereof.
                  --------                              --------------

     Section 1.20 "Business Records" has the meaning set forth in Section 6.1
                  ------------------                              -----------
hereof.

     Section 1.21 "Business Taxes" means all Taxes relating to the operation of
                  ----------------
the Station and any Purchased Assets used in connection therewith (including real and personal property taxes and assessments) and shall not include any corporate income, franchise or similar taxes of Harriscope.

     Section 1.22 "Capital Expenditures Adjustment" means any number determined
                  ---------------------------------
by adding (A) any positive number determined by subtracting (i) the actual amount paid by Harriscope from January 1, 2001 to and including the Closing Date for capital expenditures (other than the Displacement Permit Expenditures and payments made to Thomcast pursuant to the DTV Contracts) from (ii) the product obtained by multiplying $300,000 by a fraction, the numerator of which is the number of days beginning January 1, 2001 up to and including the Closing Date and the denominator of which is 365, (B) any positive number determined by subtracting the actual amount paid by Harriscope from January 1, 2001 to and including the Closing Date for Displacement Permit Expenditures from $116,000 and (C) any positive number determined by subtracting the actual amount paid by Harriscope from the date hereof to and including the Closing Date to Thomcast pursuant to the DTV Contracts from $250,000.

     Section 1.23 "Closing" has the meaning set forth in Section 2.3 hereof.
                  ---------                              -----------

     Section 1.24 "Closing Balance Sheet" has the meaning set forth in Section
                  -----------------------                              -------
2.6(c) hereof.
------

     Section 1.25 "Closing Date" has the meaning set forth in Section 2.3
                  --------------                              -----------
hereof.

     Section 1.26 "COBRA" has the meaning set forth in Section 3.14(c) hereof.
                  -------                              ---------------

     Section 1.27 "COBRA Employees" has the meaning set forth in Section 6.8(f)
                  -----------------                              --------------
hereof.

     Section 1.28 "Code" means the Internal Revenue Code of 1986, as amended,
                  ------
and the regulations of the Internal Revenue Service thereunder.

     Section 1.29 "Conducted by Harriscope" means as presently conducted by
                  -------------------------
Harriscope and as proposed or contemplated to be conducted by Harriscope after the Closing Date if Harriscope did not consummate the transactions contemplated by this Agreement.

     Section 1.30 "Confidentiality Agreement" means that certain Confidentiality
                  ---------------------------
Agreement, dated as of November 27, 2000, by and between Parent and Harriscope.

     Section 1.31 "Contract" means any contract, agreement, commitment,
                  ----------
indenture, lease, note, bond, mortgage, license, plan, arrangement (including film and program licenses).

     Section 1.32 "Culver City Property" means the fee interest in the land,
                  ----------------------
buildings and equipment owned by Harriscope located at 8777 to 8781 Washington Blvd., Culver City, California.

     Section 1.33 "Damages" has the meaning set forth in Section 9.1 hereof.
                  ---------                              -----------

     Section 1.34 "Disclosure Schedule" means the Schedule prepared by
                  ---------------------
Harriscope disclosing the information as referenced in the various Sections of the Agreement.

     Section 1.35 "Displacement Permit" has the meaning set forth in Section
                  ---------------------                              -------
5.1(g) hereof.
------

     Section 1.36 "Displacement Permit Expenditures" means any capital
                  ----------------------------------
expenditures related to the installation of the transmitter, antenna and related equipment as contemplated by the Displacement Permit.

     Section 1.37 "Disposition" has the meaning set forth in Section 5.4 hereof.
                  -------------                              -----------

     Section 1.38 "Domain Name Transfer Agreement" has the meaning set forth in
                  --------------------------------
Section 2.5(a)(v) hereof.
-----------------

     Section 1.39 "DTV Contracts" means Proposal No. CDS-1909-100599 dated as of
                  ---------------
October 5, 1999 by and between Thomcast and Harriscope, as amended by that certain letter from Bryan Cogswell of Thomcast dated as of September 15, 2000 and Proposal No. CDS-1975-120399 dated as of December 9, 1999 by and between Thomcast and Harriscope.

     Section 1.40 "Employee Liability" has the meaning set forth in Section
                  --------------------                              -------
6.8(b) hereof.
------

     Section 1.41 "Employee Loans" means any loans made by Harriscope to any
                  ----------------
employees of Harriscope whose employment is in connection with operation of the Station.

     Section 1.42 "Employee Plan" has the meaning set forth in Section 6.8(b)
                  ---------------                              --------------
hereof.

     Section 1.43 "Encino Property Lease" means the lease arrangement between
                  -----------------------
Harriscope and Holliday, Fenoglio & Fowler, LP relating to the real property located at 16830 Ventura Blvd., Suite 250, Encino, California.

     Section 1.44 "Environmental Claim" has the meaning set forth in Section
                  ---------------------                              -------
3.16(c) hereof.
-------

     Section 1.45 "Environmental Laws" has the meaning set forth in Section
                  --------------------                              -------
3.16(a) hereof.
-------

     Section 1.46 "ERISA" means the Employee Retirement Income Security Act of
                  -------
1974, as amended, and the rules and regulations promulgated thereunder.

     Section 1.47 "ERISA Affiliate" means any trade or business, whether or not
                  -----------------
incorporated, that together with Harriscope would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

     Section 1.48 "Escrow Agent" has the meaning set forth in Section 2.2(b)
                  --------------                              --------------
hereof.

     Section 1.49 "Escrow Agreement" has the meaning set forth in Section 2.2(b)
                  ------------------                              --------------
hereof.

     Section 1.50 "Estimated Adjustment Amount" has the meaning set forth in
                  -----------------------------
Section 2.6(a) hereof.
--------------

     Section 1.51 "Excluded Assets" means (a) the Harriscope Current Assets, (b)
                  -----------------
with respect to Harriscope, its (i) corporate charter, (ii) qualifications to conduct business as a foreign corporation, (iii) arrangements with registered agents relating to foreign qualifications, (iv) taxpayer and other identification numbers, (v) seals, (vi) minute books, (vii) stock transfer books, (viii) blank stock certificates, and (ix) other documents relating to the organization, maintenance, and existence of the entity as a corporation, (c) all claims, refunds, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment relating to the Taxes of Harriscope (other than claims, refunds, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment relating to the Business Taxes of Harriscope apportioned to Purchaser in accordance with the method prescribed in
Section 164(d) of the Code), (d) any collective bargaining agreement and the employment agreements listed in Section 1.51(d) of the Disclosure Schedule, (e)
                                ---------------
all Tax Returns (other than Tax Returns related to Business Taxes) filed by Harriscope and associated Tax Records (other than Tax Records related to Business Taxes), (f) the vehicle listed in Section 1.51(f) of the Disclosure
                                           ---------------
Schedule, (g) the assets used solely in connection with the operation of BizNews listed in Section 1.51(g) of the Disclosure Schedule and any accounts receivable
          ---------------
owed to BizNews, (h) the Sunset Boulevard Property and the Contracts appurtenant thereto that are listed in Section 1.51(h) of the Disclosure Schedule, (i) the
                           ---------------
Culver City Property, the Encino Property Lease, the Wilshire Property Lease and all prepaid expenses and deposits related thereto, (j) any Affiliate Transaction, (k) any of the rights of Harriscope under this Agreement (or under any other agreement between or among Harriscope, Purchaser, Telemundo Licensee and/or Parent entered into on or after the date of this Agreement), (l) the UnoDosTres.com Preclosing Earned Equity, (m) Employee Loans related to any employee of Harriscope who is not a Transferred Employee, (n) the insurance policies set forth in Section 3.20 of the Disclosure Schedule and all prepaid
                      ------------
expenses and deposits related thereto; provided that Purchaser may, at its
                                       --------
option, elect to assume any of Harriscope's insurance policies relating to worker compensation if Purchaser reimburses Harriscope for the prepaid expenses and deposits related thereto; (o) any releases, settlements or Contract rights entered into by or for the benefit of Harriscope that relate to Contracts not included in the Purchased Assets, and (p) the Assets of Harriscope set forth in
Section 1.51(p) of the Disclosure Schedule.
---------------

     Section 1.52 "Exhibit" means any exhibit referenced in this Agreement.
                  ---------

     Section 1.53 "Expenses" means all expenses arising from the operation of
                  ----------
the Station and in respect of the Purchased Assets, including business and license fees, utility charges, Business Taxes, property and equipment rentals, applicable copyright or other fees, sales and services charges and payments in respect of television programs (or amortization thereof in accordance with GAAP) and similar prepaid and deferred items; provided that in no event shall Expenses
                                        --------
be deemed to include expenses arising from the operation of the Excluded Assets.

     Section 1.54 "Extension Payment" has the meaning set forth in Section 2.4
                  -------------------                              -----------
hereof.

     Section 1.55 "FCC" means the Federal Communications Commission.
                  -----

     Section 1.56 "FCC Approval" means the prior consent and approval of the FCC
                  --------------
(which consent shall be deemed received upon a preliminary order or decision from the FCC that grants all consents or approvals required under the Communications Act of 1934, as amended, and the regulations promulgated by the FCC whether or not any appeal or request for reconsideration or review of such order is pending).

     Section 1.57 "FCC Licenses" has the meaning set forth in Section 1.105(a)
                  --------------                              ----------------
hereof.

     Section 1.58 "Final Outside Date" means December 31, 2001.
                  --------------------

     Section 1.59 "Financing" means any arrangements made by Purchaser to
                  -----------
finance the transactions contemplated hereby.

     Section 1.60 "FIRPTA Certificate" has the meaning set forth in Section
                  --------------------                              -------
7.3(e) hereof.
------

     Section 1.61 "GAAP" means United States generally accepted accounting
                  ------
principles.

     Section 1.62 "Governmental Entity" means any court, administrative agency
                  ---------------------
or commission or other governmental authority or instrumentality, whether domestic (local, state or federal) or foreign.

     Section 1.63 "Harriscope" has the meaning set forth in the first
                  ------------
introductory paragraph to this Agreement.

     Section 1.64 "Harriscope Current Assets" means all (i) cash and cash
                  ---------------------------
equivalents of Harriscope, (ii) all marketable securities of Harriscope, (iii) Accounts Receivable, and (iv) all bank accounts maintained by Harriscope.

     Section 1.65 "Harriscope Intellectual Property" has the meaning set forth
                  ----------------------------------
in Section 3.21(a) hereof.
   ---------------

     Section 1.66 "Harriscope's Financial Statements" has the meaning set forth
                  -----------------------------------
in Section 3.6(a) hereof.
   --------------

     Section 1.67 "Harriscope's Special Representations" has the meaning set
                  --------------------------------------
forth in Section 9.4(a) hereof.
         --------------

     Section 1.68 "Hemet Application" has the meaning set forth in Section
                  -------------------                              -------
5.1(h) hereof.
------

     Section 1.69 "Hemet Station" has the meaning set forth in Section 5.1(h)
                  ---------------                              --------------
hereof.

     Section 1.70 "Holdings Financial Statements" has the meaning set forth in
                  -------------------------------
Section 4.6 hereof.
-----------

     Section 1.71 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
                  ---------
act of 1976, as amended.

     Section 1.72 "Indemnified Party" has the meaning set forth in Section 9.3
                  -------------------                              -----------
hereof.

     Section 1.73 "Indemnifying Party" has the meaning set forth in Section 9.3
                  --------------------                              -----------
hereof.

     Section 1.74 "Independent Firm" has the meaning set forth in Section
                  ------------------                              -------
2.6(c)(ii) hereof.
----------

     Section 1.75 "Infringe" has the meaning set forth in Section 3.21(c)
                  ----------                              ---------------
hereof.

     Section 1.76 "Instrument of Assignment and Assumption" has the meaning set
                  -----------------------------------------
forth in Section 2.5(a)(iii) hereof.
         -------------------

     Section 1.77 "Intellectual Property" means, collectively and individually,
                  -----------------------
the following: all United States, foreign, international and state (a) patents and patent applications, industrial design registrations, certificates of invention and utility models, and similar rights; (b) trademarks, service marks, and trademark or service mark registrations and applications, trade names, Internet domain names and key words, logos, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing;
(c) copyrights, copyright registrations, renewals and applications for copyrights, including, for the Software; (d) Software, technology, databases, inventions, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, data, models and methodologies (collectively, "Proprietary Information & Technology"); and (e) rights of
                ------------------------------------
privacy and publicity, including but not limited to the names, likenesses, voices and biographical information of real Persons.

     Section 1.78 "Interest Rate" has the meaning set forth in Section 2.6(d)
                  ---------------                              --------------
hereof.

     Section 1.79 "Interim Outside Date" means June 30, 2001.
                  ----------------------

     Section 1.80 "Knowledge" means (a) with respect to Harriscope, to the
                  -----------
knowledge of Burt I. Harris, Sr., Burt I. "Buzz" Harris, Jr., Germain Valderrama, Marty Dugan, Scott Pacheco or Chris Homer, in each case after due inquiry by such individual, and (b) with respect to any Person other than Harriscope, to the knowledge of such Person after due inquiry.

     Section 1.81 "Laws" means all laws, statutes, rules, regulations,
                  ------
ordinances, judgments, rulings, orders, writs, injunctions or decrees of any Governmental Entity and other pronouncements having the effect of law of any Governmental Entity or any other laws or reported decisions of any court thereof.

     Section 1.82 "Leases" has the meaning set forth in Section 3.19(b) hereof.
                  --------                              ---------------

     Section 1.83 "Leased Real Property" means all real property used in
                  ----------------------
connection with the operation of the Station that is the subject of a Lease, excluding the Encino Property Lease and the Wilshire Property Lease.

     Section 1.84 "Liabilities" means liabilities and obligations, secured or
                  -------------
unsecured, whether absolute, accrued, contingent, fixed or otherwise, whether known or unknown and whether or not due, including liabilities for Taxes.

     Section 1.85 "Licenses" has the meaning set forth in Section 3.18(c)
                  ----------                              ---------------
hereof.

     Section 1.86 "Lien" means, with respect to any Asset, any lien, mortgage,
                  ------
deed of trust, deed to secure debt, pledge, assignment, security interest, charge, claim, levy, or other encumbrance of any kind in respect of such Asset, whether or not filed, recorded or otherwise perfected under applicable Laws (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a lien or security interest in any Asset and any filing of or agreement to file a financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     Section 1.87 "Material Adverse Effect" means a material adverse effect on
                  -------------------------
the business, assets, properties or condition (financial or otherwise) or results of operations of the Station taken as a whole or on the ability of Harriscope to satisfy its obligations hereunder.

     Section 1.88 "Materials of Environmental Concern" has the meaning set forth
                  ------------------------------------
in Section 3.16(a) hereof.
   ---------------

     Section 1.89 "Objection Notice" has the meaning set forth in Section
                  ------------------                              -------
2.6(c)(i) hereof.
---------

     Section 1.90 "Paid Programming" has the meaning set forth in Section 5.1(d)
                  ------------------                              --------------
hereof.

     Section 1.91 "Parent" has the meaning set forth in the first introductory
                  --------
paragraph to this Agreement.

     Section 1.92 "Permits" means governmental permits, certificates, consents,
                  ---------
approvals, authorizations, orders, licenses, variances, franchises and other similar indicia of authority issued or granted by any Governmental Entity.

     Section 1.93 "Permitted Liens" has the meaning set forth in Section 3.19(a)
                  -----------------                              ---------------
hereof.

     Section 1.94 "Person" means any individual, corporation, partnership,
                  --------
limited liability partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity, or any agency or political subdivision thereof, or any other entity.

     Section 1.95  "Phase II" has the meaning set forth in Section 5.3 hereof.
                   ----------                              -----------

     Section 1.96  "Plan" means each deferred compensation and each incentive
                   ------
compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Harriscope or by any ERISA Affiliate, or to which Harriscope or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of the Station.

     Section 1.97  "Premises" has the meaning set forth in Section 3.19(b)(iv)
                   ----------                              -------------------
hereof.

     Section 1.98  "Power Increase Application" has the meaning set forth in
                   ----------------------------
Section 3.18(g) hereof.
---------------

     Section 1.99  "Profit Sharing Plan" has the meaning set forth in Section
                   ---------------------                              -------
6.8(h) hereof.
------

     Section 1.100 "Program Contracts" means all Contracts pursuant to which the
                   -------------------
Station or Harriscope has program (or other performance) licenses or rights under which the Station or Harriscope is authorized to broadcast film product or programs on the Station or otherwise relating to videotapes, tapes, films, or other recorded material broadcast or to be broadcast by the Station, including, all cash and non-cash (barter) program Contracts.

     Section 1.101 "Pro Forma Adjustments" has the meaning set forth in Section
                   -----------------------                              -------
3.6(c) hereof.
------

     Section 1.102 "Proprietary Information & Technology" has the meaning set
                   --------------------------------------
forth in Section 1.77 hereof.
         ------------

     Section 1.103 "Purchase Price" has the meaning set forth in Section 2.2
                   ----------------                              -----------
hereof.

     Section 1.104 "Purchase Price Allocation" has the meaning set forth in
                   ---------------------------
Section 6.9(a) hereof.
--------------

     Section 1.105 "Purchased Assets" means all of the Assets of Harriscope
                   ------------------
owned at the Closing Date and that are used or useful in the operation of the Station as Conducted by Harriscope, except for the Excluded Assets. The Purchased Assets shall include the following except to the extent of the Excluded Assets:

          (a) the licenses, Permits and authorizations issued by the FCC listed in Exhibit A-(a), together with any applications pending therefor, any renewals,
   -------------
extensions or modifications thereof and additions thereto as may occur in the ordinary course of business between the date of this Agreement and the Closing Date (collectively, the "FCC Licenses");
                         ------------

          (b) any tangible personal property related to the operation of the station with a net book value of less than $5,000 and the tangible personal property listed in Exhibit A-(b);
                   -------------

          (c) the Contracts, Leases, other agreements, commitments, orders, and other items related to the Station listed individually or by category in Exhibit
                                                                         -------
A-(c), that remain in effect on the Closing Date;
-----

          (d) all Intellectual Property related to the Station, including the Intellectual Property listed in Exhibit A-(d), together with any additions or
                                -------------
modifications thereto made by Harriscope in the ordinary course of business between the date of such Exhibit A-(d) and the Closing Date, and all right,
                         -------------
title and interest of Harriscope in and to the call letters "KWHY-TV" and the Internet domain name, "kwhy.com", together with all goodwill associated therewith. The parties further agree that, from and after the Closing Date, neither Harriscope nor its Affiliates shall retain any right, title or interest in, or otherwise use, the trademark KWHY or any trademarks related thereto, employing any part or variation thereof or confusingly similar thereto;

          (e) the originals or true and complete copies of all of the books, records, accounts, files, logs, ledgers, journals, advertising material and other documents (including an electronic or hard copy of such of the foregoing as are stored electronically in computer data bases) used in connection with the operation of the Station and the conduct of its business up to and including the Closing Date; and

          (f) all of Harriscope's goodwill in, and going concern value of, the Station.

The Purchased Assets shall also include all Assets described above that are acquired by Harriscope in the ordinary course of business on a basis consistent with past practice or as otherwise specifically permitted under this Agreement for use in connection with the Station between the date hereof and the Closing Date (except to the extent such Assets would constitute Excluded Assets), but shall exclude Assets of the type described above that are disposed of, sold or consumed after the date hereof in the ordinary course of business on a basis consistent with past practice or as otherwise specifically permitted under this Agreement.

     Section 1.106 "Purchaser" has the meaning set forth in the first
                   -----------
introductory paragraph to this Agreement.

     Section 1.107 "Purchaser Parties" has the meaning set forth in Section 9.1
                   -------------------                              -----------
hereof.

     Section 1.108 "Purchaser's Special Representations" has the meaning set
                   -------------------------------------
forth in Section 9.4(a) hereof.
         --------------

     Section 1.109 "Retained Liabilities" means (a) any and all Liabilities of
                   ----------------------
Harriscope, any shareholder of Harriscope or any of its Affiliates relating to or arising out of (i) the ownership of (A) the Purchased Assets or the operation of the Station prior to the Closing Date (including any Liability relating to or arising out of the Action filed by Auckland Entertainment, LLC on or about December 12, 2000 against Harriscope and C-2 Entertainment, Inc. styled Auckland
                                                                        --------
Entertainment, LLC v. Harriscope of Los Angeles, Inc., et al., Los Angeles
-------------------------------------------------------------
Superior Court Case No. BC241674) and (B) the Excluded Assets, (ii) other than Employee Liability, the employment of employees (including part-time or casual employees), including the termination of any person's employment by Harriscope at any time on or prior to the Closing Date, any Transition Payment and any Liabilities relating to any Plan of Harriscope other than Liabilities under the Assumed Plans that arise solely with respect to Transferred Employees and COBRA Employees on or after the Closing Date, (iii) all real and personal property taxes and assessments apportioned to Harriscope in accordance with the method prescribed in Section 164(d) of the Code, and (iv) any breach by Harriscope of any agreement occurring prior to the Closing Date, including any breach of any Contract or Lease, and
(b) any and all bonuses or other amounts owed by Harriscope to Burt I. Harris, Sr., Burt I. Harris, Jr., Harriscope Corporation or any shareholder or Affiliate of Harriscope.

            Section 1.110 "SEC Reports" has the meaning set forth in Section 4.6
                           -----------                               -----------
hereof.

            Section 1.111 "Seller Parties" has the meaning set forth in
                           --------------
Section 9.2 hereof.
-----------


            Section 1.112 "Shareholders" means Irving B. Harris and Burt I.
                           --------------

Harris, Sr.

            Section 1.113 "Software" means any and all (a) computer programs and
                           --------
software, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code or other form, (b) databases, compilations, and any other electronic data files, including any and all collections of data, (c) descriptions, flow-charts, specifications, and (d) any other documentation or other work product related to or used in connection with any of the foregoing.

            Section 1.114 "Special Contracts" has the meaning set forth in
                           -------------------
Section 3.18(b) hereof.
---------------

            Section 1.115 "STA Request" has the meaning set forth in
                           -----------
Section 5.1(g) hereof.
-------------

            Section 1.116 "Station" means KWHY-TV, Channel 22, Los Angeles,
                           -------
California, including KWHY-DT, Channel 42, Los Angeles, California, and KWHY-LP, Channel 65, Santa Barbara, California, and any successor channels thereto, but in no event shall the Station be deemed to include any assets or operations related to BizNews.

            Section 1.117 "Sunset Boulevard Lease" has the meaning set forth in
                           ----------------------
Section 2.5(a)(iv) hereof.
------------------

            Section 1.118 "Sunset Boulevard Property" means the fee interest in
                           -------------------------
the land and buildings owned by Harriscope located at 5545 Sunset Boulevard, Los Angeles, California.

            Section 1.119 "Tax" or "Taxes" means all taxes, charges, fees,
                           --------------
duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

            Section 1.120 "Tax Records" has the meaning set forth in Section 6.1
                           -----------                               -----------
hereof.

            Section 1.121 "Tax Return" means any return, declaration, report,
                           ----------
claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.

            Section 1.122 "Telemundo Licensee" has the meaning set forth in the
                           ------------------
first introductory paragraph to this Agreement.

            Section 1.123 "Termination List" has the meaning set forth in
                           ----------------
Section 6.8(g) hereof.
--------------

            Section 1.124 "Third Party Claim" has the meaning set forth in
                           -----------------
Section 9.3(a) hereof.
--------------

            Section 1.125 "Third Party Intellectual Property" has the meaning
                           ---------------------------------
set forth in Section 3.21(a) hereof.
             ---------------

            Section 1.126 "Transferred Employee" has the meaning set forth in
                           --------------------
Section 6.8(a) hereof.
--------------

            Section 1.127 "Transition Payments" means any severance payments or
                           -------------------
stay bonuses made by Harriscope to employees of Harriscope.

            Section 1.128 "UnoDosTres.com Preclosing Earned Equity" means the
                           ---------------------------------------
equity interest in UnoDosTres.com received by Harriscope as consideration for the sale of advertising time on the Station and earned prior to the Closing.

            Section 1.129 "Victorville Application" has the meaning set forth in
                           -----------------------
Section 5.1(i) hereof.
--------------

            Section 1.130 "Victorville Station" has the meaning set forth in
                           -------------------
Section 5.1(i) hereof.
--------------

            Section 1.131 "WARN Act" means the Worker Adjustment and Retraining
                           --------
Notification Act of 1988, as amended.

            Section 1.132 "Wilshire Property Lease" means the office lease
                           -----------------------
arrangement between Harriscope Corporation and Equity Office Properties relating to the real property located at 10960 Wilshire Boulevard, Suite 960, Los Angeles, California.


                                  ARTICLE II

                     PURCHASE AND SALE OF PURCHASED ASSETS

            Section 2.1 Purchase and Sale of Purchased Assets. Upon the terms
                        -------------------------------------
and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Harriscope will sell, convey, assign, transfer and deliver to Purchaser, and Purchaser will purchase, acquire, accept and pay for, as hereinafter provided, the Purchased Assets.

            Section 2.2  Consideration.
                         --------------

                    (a) In consideration for the purchase by Purchaser of the Purchased Assets, Purchaser shall assume the Assumed Liabilities and pay to Harriscope on the Closing Date the sum of Two Hundred Thirty Nine Million Dollars ($239,000,000) (the "Purchase Price"), plus or minus any Estimated
                             --------------
Adjustment Amount in accordance with Section 2.6 hereof. The Purchase Price
                                     -----------
shall be paid as follows: (i) Ten Million Dollars ($10,000,000) to the Escrow Agent in accordance with subparagraph (b) below, and (ii) the balance of the Purchase Price by wire transfer of immediately available funds to such account or accounts as Harriscope shall have designated at least two (2) business days prior to the Closing Date. The Purchase Price shall be subject to further adjustment as provided herein.

                    (b) At the Closing, Ten Million Dollars ($10,000,000) of the Purchase Price will be deposited in an escrow account pursuant to an escrow agreement, substantially in the form attached hereto as Exhibit B (the "Escrow
                                                        ---------       ------
Agreement") to be entered into among Purchaser, Harriscope and State Street Bank
---------
and Trust Company of California, National Association, as escrow agent (the "Escrow Agent"), to secure Harriscope's performance under this Agreement,
 ------------
including to secure the performance of provisions relating to post-Closing adjustments provided for in Section 2.6 hereof and to secure the indemnification
                            -----------
provided for in Article IX.

            Section 2.3  Time and Place of the Closing. Upon the terms and
                         -----------------------------
subject to the satisfaction of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall
                                                                 -------
take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California, at 10:00 a.m., Los Angeles time, within ten (10) business days following the satisfaction or waiver of the conditions contained in Section 7.1 hereof (assuming all other conditions are satisfied on
             -----------
or before the Closing Date), or at such other place, date or time as the parties may mutually agree in writing. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."
                                          ------------

            Section 2.4  Extension Payments. If the Closing Date has been
                         ------------------
extended to the Final Outside Date pursuant to Section 8.2 hereof, Purchaser
                                               -----------
shall make monthly payments in the amount of $1,992,000 to Harriscope as extension payments (each, an "Extension Payment") in addition to (i.e., not
                              -----------------
applicable against) the Purchase Price until the earlier of the Closing or the termination of this Agreement. Such payments shall be paid in advance beginning on July 1, 2001. If the Closing occurs during any month for which an Extension Payment has or will be made, such final monthly payment shall be prorated to the date immediately prior to Closing. Regardless of whether the transactions contemplated by this Agreement are consummated, to the extent not apportioned to Purchaser pursuant to Section 2.6 hereof, any Extension Payments paid to
                      -----------
Harriscope by Purchaser shall remain the property of Harriscope.

            Section 2.5  Deliveries at the Closing. At the Closing,
                         --------------------------

                    (a)  Purchaser will deliver to Harriscope:

                           (i) a duly executed counterpart of the Escrow Agreement;

                           (ii) duly executed counterparts of bills of sale in substantially the form attached hereto as Exhibit C (the "Bill of Sale");
                                               ---------       ------------

                           (iii) duly executed counterparts of instruments of assignment and assumption in substantially the forms attached hereto as Exhibit D-1 and Exhibit D-2 (collectively, the "Instrument of Assignment
     -----------     -----------                     ------------------------
     and Assumption");
     --------------

                           (iv) duly executed counterparts of a lease with respect to the Sunset Boulevard Property in substantially the form attached hereto as Exhibit E (the "Sunset Boulevard Lease");
               ---------       ----------------------

                           (v) a duly executed and notarized Registrant Name Change Agreement in substantially the form attached hereto as Exhibit D-3
                                                                   -----------
     (the "Domain Name Transfer Agreement"); and
           ------------------------------

                           (vi) all other documents, instruments and writings required to be delivered by Purchaser at or prior to the Closing Date pursuant to this Agreement.

                      (b)  Harriscope will deliver or cause to be delivered to
     Purchaser:

                           (i) a duly executed counterpart of the Escrow Agreement;

                           (ii) the books and records relating to the Station and the Purchased Assets, including the Contracts included in the Purchased Assets;

                           (iii) duly executed counterparts of the Bill of Sale;

                           (iv) duly executed counterparts of the Sunset Boulevard Lease;

                           (v) a duly executed counterpart of the Domain Name Transfer Agreement;

                           (vi) duly executed counterparts of the Instrument of Assignment and Assumption; and

                           (vii) all other documents, instruments and writings required to be delivered by Harriscope at or prior to the Closing Date pursuant to this Agreement.

            Section 2.6    Closing and Post-Closing Adjustment.
                           ------------------------------------

               (a) Ten (10) business days prior to the Closing Date, Harriscope in cooperation with Purchaser shall cause to be prepared and delivered to Purchaser an estimate of the Adjustment Amount based on the date of the most recent calendar month end balance sheet prepared by Harriscope (the "Estimated
                                                                     ---------
Adjustment Amount").
-----------------

               (b) If the Estimated Adjustment Amount is a negative number, such Estimated Adjustment Amount shall be paid in addition to the Purchase Price paid by Purchaser on the Closing Date pursuant to Section 2.2(a) hereof. If the
                                                  --------------
Estimated Adjustment Amount is a positive number, such Estimated Adjustment Amount shall be deducted from the Purchase Price paid by Purchaser on the Closing Date pursuant to Section 2.2(a) hereof.
                         --------------

               (c) As promptly as practicable after the Closing (but in no event later than forty-five (45) days following the Closing Date), Purchaser in cooperation with Harriscope shall cause to be prepared and delivered to Harriscope a balance sheet of the Station as of the

Closing Date (the "Closing Balance Sheet") and a calculation of the Adjustment
                   ---------------------
Amount (the "Adjustment Amount Calculation"), specifying in reasonable detail
             -----------------------------
such calculation.

               (i) Within thirty (30) days after delivery to Harriscope of the Closing Balance Sheet and the Adjustment Amount Calculation, Harriscope shall furnish to Purchaser a statement (the "Objection Notice") setting
                                                  ----------------
     forth in reasonable detail any objections it has to the Adjustment Amount Calculation. At the time of delivery of Harriscope's Objection Notice, if any, Harriscope shall pay to Purchaser or Purchaser shall pay to Harriscope, as applicable, any net amount not disputed by Harriscope's Objection Notice, in accordance with subparagraph (d) below. If no Objection Notice is received by Purchaser within such 30-day period or if Harriscope notifies Purchaser in writing that it accepts the Adjustment Amount Calculation, then the Adjustment Amount Calculation shall be deemed to have been accepted by Harriscope and shall become final and binding upon the parties hereto.

               (ii) If within twenty (20) days after the delivery of the Objection Notice, Purchaser and Harriscope are unable to agree to an Adjustment Amount and Adjustment Amount Calculation, the parties shall engage a "big five" accounting firm (other than a "big five" accounting firm that is then engaged to perform auditing services with respect to either Purchaser or Harriscope) mutually acceptable to Purchaser and Harriscope (the "Independent Firm") to resolve any disputes regarding the
                      ----------------
     Adjustment Amount or the Adjustment Amount Calculation. Purchaser and Harriscope will direct the Independent Firm to render a determination within thirty (30) days of its retention and Purchaser and Harriscope and their respective agents will cooperate with the Independent Firm during its engagement. The Independent Firm will consider only those issues related to the Adjustment Amount or Adjustment Amount Calculation that Purchaser and Harriscope have been unable to resolve. The determination of the chosen Independent Firm will be conclusive and shall become final and binding upon the parties hereto and any amounts owing as a result thereof shall be paid in accordance with subparagraph (d) below. Harriscope and Purchaser shall each pay one half of the fees and expenses of such Independent Firm.

               (d) If the amount arrived at by subtracting the Adjustment Amount from the Estimated Adjustment Amount is a positive number, Purchaser shall pay to Harriscope within five business days of the final determination of the Adjustment Amount (or a portion thereof) in accordance with subparagraph (c) above (by wire transfer of immediately available funds to one or more bank accounts designated by Harriscope not less than two (2) days prior to the relevant payment date) such amount with interest from the Closing Date through the date of payment at the rate of interest announced as the prime rate by The Chase Manhattan Bank, N.A. on the Closing Date (the "Interest Rate"). If the
                                                     -------------
amount arrived at by subtracting the Adjustment Amount from the Estimated Adjustment Amount is a negative number, Harriscope shall pay to Purchaser within five business days of the final determination of the Adjustment Amount (or a portion thereof) in accordance with subparagraph (c) above (by wire transfer of immediately available funds to one or more bank accounts designated by Purchaser not less than two (2) days prior to the relevant payment date) such amount with interest from the Closing Date through the date of payment at the Interest Rate.

               (e)  The adjustments pursuant to this Section 2.6 are intended to
                                                     -----------
apportion all Expenses (i) relating to time periods ending on or prior to the Closing Date, to Harriscope and (ii) relating to time periods beginning after the Closing Date, to Purchaser.

          Section 2.7    Accounts Receivable. From and after the Closing,
                         --------------------
Purchaser shall remit to Harriscope the amounts actually collected or received by Purchaser with respect to the Accounts Receivable for the period prior to the Closing Date, net of reasonable out-of-pocket collection costs paid to any non-affiliated third party, on a monthly basis, beginning on the 15/th/ day of the first calendar month following the Closing and continuing thereafter on a monthly basis by the 15th day of each following calendar month. Purchaser shall not make any referral or compromise of any of the Accounts Receivable to a collection agency or attorney for collection and shall not settle or adjust the amount of any of the Accounts Receivable without the prior written consent of Harriscope. Any amounts collected by Purchaser with respect to the Accounts Receivable shall, unless an account debtor disputes an invoice or invoices in writing, be applied to the oldest outstanding account. Purchaser will exercise commercially reasonable best efforts to collect such Accounts Receivable, but will not be required to institute collection or any other court proceedings. Harriscope agrees that until any assignment of such right and obligation to collect the Accounts Receivable back to Harriscope as set forth below, Purchaser shall be solely responsible for seeking collection of such Accounts Receivable and Harriscope shall not correspond with any debtors for the purpose of collecting such Accounts Receivable or seek payment from any debtors of such Accounts Receivable. In the event that any of the Accounts Receivable relating to the Station for the period prior to the Closing Date have not been collected within 120 days after the Closing Date, Purchaser shall assign to Harriscope the right and obligation to collect such Accounts Receivable. The parties acknowledge and agree that the Accounts Receivable are the property of Harriscope and all amounts collected by Purchaser with respect thereto shall be Harriscope's property.

          Section 2.8    Delivery of FCC Licenses to Purchaser Affiliate.
                         ------------------------------------------------
Harriscope, Purchaser and Telemundo Licensee hereby agree that at the closing the FCC Licenses shall be assigned directly to Telemundo Licensee in lieu of being assigned to Purchaser.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF HARRISCOPE AND THE
                                 SHAREHOLDERS

          Harriscope and the Shareholders, jointly and severally, represent and warrant to Purchaser, Telemundo Licensee and Parent as follows:

              Section 3.1   Organization and Qualification. Harriscope is a
                            -------------------------------
corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction, and has the requisite power and authority to own, lease and operate its properties (including the Purchased Assets) and to carry on its businesses (including the operation of the Station) as it is now being conducted. Harriscope is duly qualified or licensed to do business and in good standing in each jurisdiction in which Harriscope maintains an office. Harriscope has delivered to Purchaser complete and accurate copies of its articles of incorporation and bylaws.

              Section 3.2   Authority. Each of Harriscope and the Shareholders
                            ---------
has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by it pursuant hereto (the "Additional Harriscope
                                                   ---------------------
Documents") and to consummate the transactions contemplated hereby and thereby.
---------
The execution and delivery of this Agreement and the Additional Harriscope Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other necessary action on the part of Harriscope or the applicable Shareholder, and no other proceedings, corporate or otherwise, on the part of Harriscope or the Shareholders are necessary to authorize the execution and delivery of this Agreement and the Additional Harriscope Documents and the consummation by Harriscope and the Shareholders of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Harriscope and each Shareholder, and, assuming the due authorization, execution and delivery hereof by Purchaser, Telemundo Licensee and Parent, constitutes a valid and binding agreement of Harriscope and each Shareholder, enforceable against Harriscope and each Shareholder, in accordance with its terms, except as may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(y) general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

               Section 3.3   Subsidiaries; Equity Investments. Harriscope does
                             --------------------------------
not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any Person, other than the UnoDosTres.com Preclosing Earned Equity. The Purchased Assets do not include any capital stock of any corporation or any equity ownership interest of any kind in any Person.

               Section 3.4   No Conflicts.
                             -------------

                        (a) Other than obtaining the FCC Approval and complying with the HSR Act, except as set forth in Section 3.4 of the Disclosure Schedule,
                                         -----------
none of the execution and delivery by Harriscope or the Shareholders of this Agreement or of any of the Additional Harriscope Documents, the consummation by Harriscope or the Shareholders of the transactions contemplated hereby or thereby or compliance by Harriscope or the Shareholders with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the charter, bylaws or other constitutive or governing document of Harriscope or the Shareholders, (ii) violate or conflict with, or result in a breach of any provision of, constitute a default (or an event that with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the Purchased Assets, under any of the terms, conditions or provisions of any Contract relating to the Purchased Assets or the Station to which Harriscope or any of the Purchased Assets are bound, or
(iii) violate or conflict with any Law applicable to Harriscope, the Shareholders, the Purchased Assets or the business of the Station.

                        (b) Harriscope hereby represents that as of the date hereof other than pursuant hereto, it (i) has not entered into any agreement relating to a Disposition, (ii) has not agreed to negotiate with any party with respect to a Disposition and (iii) other than obtaining the FCC Approval and complying with the HSR Act, except as set forth in Section 3.4 of the Disclosure
                                                   -----------
Schedule, is free of any and all legal constraints to pursue and consummate the transactions contemplated by this Agreement with Purchaser.

               Section 3.5   Consents and Approvals. Other than obtaining the
                             ----------------------
FCC Approval and complying with the HSR Act and except as set forth in Section
                                                                       -------
3.5 of the Disclosure Schedule, no consent, approval, authorization or Permit
---
of, or filing with or notification to, any Governmental Entity, or any other Person is required to be made or obtained by Harriscope or the Shareholders by virtue of their execution, delivery or performance of this Agreement or of any of the Additional Harriscope Documents or to avoid the loss of any Permit, or to avoid the violation, breach or termination of, or default under, or the creation of any Lien (other than a Permitted Lien) on any of the Purchased Assets, or to enable Purchaser to own the Purchased Assets and continue the lawful operation of the business of the Station as Conducted by Harriscope.

               Section 3.6    Financial Statements; Operating Budget.
                              --------------------------------------

                         (a)  Section 3.6(a) of the Disclosure Schedule sets
                              --------------
forth complete and accurate copies of (i) the audited balance sheet of Harriscope as of December 31, 1999 (the "Balance Sheet Date", and such audited
                                         ------------------
December 31, 1999 balance sheet, the "Balance Sheet"), the audited balance
                                      -------------
sheets of Harriscope as of December 31, 1998 and December 31, 1997 and the related audited statements of income, shareholders' equity and cash flows for the respective years then ended, together with a true and correct copy of the report on such audited information by Montgomery, Glick & Company and all letters from such accountants with respect to the results of such audits, (ii) the unaudited balance sheets of Harriscope as of November 30, 2000 and December 31, 2000, and (iii) the unaudited statements of income for the eleven (11) months ended November 30, 1999 and November 30, 2000 and for the years ended December 31, 1999 and December 31, 2000 in comparative format (all of the financial statements referred to in this Section 3.6(a) being hereinafter collectively referred to as "Harriscope's Financial Statements").
                             ---------------------------------

                         (b)  Harriscope's Financial Statements, including the
notes thereto, have been prepared from and are in accordance with the books and records of Harriscope. Harriscope's Financial Statements present fairly in all material respects the financial position and results of operations and cash flows (and changes in financial position, if any) of Harriscope and the Station as of the dates and for the periods indicated in conformity with GAAP applied on a consistent basis, except as otherwise noted therein (subject, in the case of unaudited statements to normally recurring year-end audit adjustments that are not material either individually or in the aggregate). All revenue reported in Harriscope's Financial Statements is properly recorded in the accounting period to which it relates in accordance with GAAP.

                         (c)  Section 3.6(c) of the Disclosure Schedule sets
                              --------------
forth complete and accurate copies of pro forma statements of income for the eleven (11) months ended November 30, 1999 and November 30, 2000 and the years ended December 31, 1999 and December 31, 2000, in each case indicating adjustments to eliminate revenues and direct costs related to the operation of BizNews, corporate expenses, including all compensation and other expenses pertaining to Burt I. Harris, Jr. and management fees payable to Harriscope Corporation, and any expenses related to or arising out of the Encino Property Lease, the Wilshire Property Lease and the Culver City Property (collectively, the "Pro Forma Adjustments"). The pro forma financial statements have been
     ---------------------
prepared on a basis consistent with the historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the financial position and results of operations and cash flows (and changes in financial position, if any) of the Station, after giving effect to the Pro Forma Adjustments; provided, that with
                                                           --------
respect to the allocation of general and administrative overhead expenses to BizNews in such pro forma financial statements only, Harriscope only makes this representation and warranty to the extent of its best good faith estimate of such allocation.

                         (d)  Section 3.6(d) of the Disclosure Schedule sets
                              --------------
forth a complete and accurate copy of Harriscope's estimated projection of revenues and expenses for the Station for the year ending 2001 (the "Budget").
                                                                     ------
It is expressly understood that Harriscope makes no other representation, warranty or covenant with respect to the Budget.

                         (e)  Harriscope and Purchaser agree to cooperate and
consult with each other with respect to the audit of the financial statements of Harriscope for the year ended December 31, 2000. Harriscope agrees that Purchaser may conduct through its independent public accountants, at its own expense, its own audit of the financial statements of Harriscope for the year ended December 31, 2000. Purchaser's independent public accountants shall agree not to share with Purchaser specific salaries, advertising rates or customer information prior to the Closing without the prior written consent of Harriscope.

               (f) Harriscope intends to air all programs that are licensed to it pursuant to any Program Contract listed or described in Exhibit A-(c) hereto and Harriscope's Financial Statements accurately reflect provisions for obsolete or excessive program rights, including those that Harriscope does not intend to air or pursuant to the terms of the applicable Program Contract cannot air.

        Section 3.7 Undisclosed Liabilities. Except as set forth in
                    -----------------------
Section 3.7 of the Disclosure Schedule, there are no Liabilities with respect to
-----------
the Station, except (a) as and to the extent set forth on the Balance Sheet, (b) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, or (c) as incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice.

        Section 3.8 Absence of Certain Changes; Conduct of Business. Except as
                    -----------------------------------------------
set forth in Section 3.8 of the Disclosure Schedule, since the Balance Sheet
             -----------
Date:

               (a) the business of the Station has been conducted only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event, individually or in the aggregate, having, or that, insofar as reasonably can be foreseen, in the future is likely to have, a Material Adverse Effect;

               (b) Harriscope has not suffered any extraordinary losses or any material damage, destruction or other casualty losses with respect to the Purchased Assets or waived any rights of substantial value;

               (c) except in the ordinary course of business and other than with respect to BizNews, there have not occurred any acquisitions or dispositions of any property or asset (real, personal or mixed, tangible or intangible) relating to the business or operations of the Station,

               (d) other than with respect to BizNews, there have not occurred any commitments to acquire or dispose of any property or assets (real, personal or mixed, tangible or intangible), or entry or commitment to enter into any contract, agreement or commitment relating to the business or operations of the Station, in any such case that involves more than $100,000;

               (e) Harriscope has not made any material change in accounting methods, accounting principles or accounting practices relating to the business and operations of the Station; and

               (f) Harriscope has not permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any material Lien, except for Liens for Taxes not yet due and for which there are adequate accruals in Harriscope's Financial Statements in accordance with GAAP.

        Section 3.9 Litigation. Except as set forth in Section 3.9 of the
                    ----------                         -----------
Disclosure Schedule, there is no Action pending, or, to the Knowledge of Harriscope, threatened against Harriscope or affecting the Station (and none of Harriscope or the Shareholders is aware of any basis for any such Action), nor is there any judgment, decree, order, injunction, writ or ruling of any Governmental Entity or any arbitrator outstanding against Harriscope or affecting the Station

(except for any such Action, judgment, decree, order, injunction, writ or ruling of general applicability to television broadcast stations). Purchaser shall not have responsibility for, and shall not share in any proceeds from, any such Action set forth in Section 3.9 of the Disclosure Schedule.
                    -----------

        Section 3.10  Contracts and Commitments.
                      --------------------------

               (a) Other than Special Contracts and Contracts that do not require annual payments in excess of $25,000 (other than any employment Contracts, which are listed or described regardless of the annual payments required), Section 3.10 of the Disclosure Schedule sets forth a complete and
           ------------
accurate list and (in the case of oral Contracts) description of each Contract relating to the Purchased Assets or the Station to which Harriscope is a party or by which Harriscope or any of the Purchased Assets are bound. Unless otherwise so noted in Section 3.10 of the Disclosure Schedule, each Contract
                      ------------
included in the Purchased Assets was entered into in the ordinary course of business.

               (b) Harriscope has provided to Purchaser a complete and accurate copy of each written Contract (other than Special Contracts) set forth in the Disclosure Schedule, and, except as set forth in Section 3.10 of the
                                                        ------------
Disclosure Schedule, Harriscope has not received any written notice from any party to any such Contract of the termination or threatened termination thereof (other than the termination of Special Contracts as such Contracts expire or are terminated in the ordinary course of business). Except as set forth in Sections
                                                                       --------
3.4, 3.5 or 3.10 of the Disclosure Schedule, each of the Contracts included in
---  ---    ----
the Purchased Assets is in full force and effect and constitutes a legal, valid and binding obligation of Harriscope, enforceable against Harriscope in accordance with its terms and, to the Knowledge of Harriscope, constitutes a legal, valid and binding obligation of each other Person that is a party thereto, enforceable against each such other Person in accordance with its terms. Except as set forth in Section 3.5 of the Disclosure Schedule, each of
                              -----------
the Contracts included in the Purchased Assets may be assigned by Harriscope to Purchaser without the consent or approval of any other Person and, upon consummation of the transactions contemplated by this Agreement (including the assignment of such Contract to Purchaser) will remain in full force and effect and will not create a right of any other Person that is a party thereto to terminate such Contract based upon such assignment. Except as set forth in Sections 3.4 or 3.10 of the Disclosure Schedule, with respect to each such
------------    ----
Contract included in the Purchased Assets there is not any default or event that, with notice or lapse of time or both, would constitute a default on the part of Harriscope (nor, to Harriscope's Knowledge, on the part of any other party thereto).

        Section 3.11  Permits. Sections 3.11 and 3.16(a) of the Disclosure
                      -------  -------------     -------
Schedule set forth a complete and accurate list of all Permits held by Harriscope that are necessary for the operation of the Station. Harriscope has all Permits required by Law or governmental regulations from all applicable Governmental Entities that are necessary to operate the Station as presently conducted, except where the failure to have any such Permit has not had and is not reasonably likely to have a Material Adverse Effect. Harriscope is not in default under, or in violation of or noncompliance with any of such Permits, except for any such default, violation or noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.11 of the Disclosure Schedule, each Permit listed in Section
         ------------                                                   -------
3.11 of the Disclosure Schedule may be assigned or otherwise transferred by
----
Harriscope to Purchaser without the consent or approval of any other Person and, upon consummation of the transactions contemplated by this Agreement (including the assignment or other transfer of such Permit to Purchaser), will remain in full force and effect and will not create a right of any other Person to terminate or revoke, modify or condition such Permit based on such assignment.

         Section 3.12    Condition of Property; Assets Necessary to the
                         ----------------------------------------------
Operation of Station.
---------------------

                  (a)    Except as set forth in Section 3.12(a) of the
                                                ---------------
Disclosure Schedule, all tangible Assets of Harriscope used in operating the Station are in suitable condition for the purposes for which they are intended or are being used, are in sufficient working order.

                  (b)    Except as set forth in Section 3.12(b) of the
                                                ---------------
Disclosure Schedule, the Purchased Assets include all of the Assets reasonably necessary to carry on the operations of the Station as Conducted by Harriscope and the towers, antenna system and other facilities used in connection with the transmission of television broadcast signals by the Station comply in all material respects with all of the engineering and technical requirements of the FCC and have been maintained in a manner consistent with standards of good engineering practice.

         Section 3.13    Tax Matters.
                         ------------

                  (a) Harriscope has duly filed all Tax Returns that are required to be filed and has duly paid or caused to be duly paid in full or made provision in accordance with GAAP for the payment of all Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof. All such Tax Returns are correct and complete and accurately reflect all liability for Taxes for the periods covered thereby.

                  (b) There are no (i) audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity and received by Harriscope on or after January 1, 1996 relating to Taxes due from or with respect to Harriscope, or (ii) closing agreements entered into by or on behalf of Harriscope with any taxing authority with respect to Taxes in each case existing on the date hereof.

                  (c) There are no liens for Taxes upon Purchased Assets or any property or assets of Harriscope, except for statutory liens for Taxes not yet due. No Audit is presently pending with regard to any Taxes or Tax Returns of Harriscope and Harriscope has not received notification that any Audit is contemplated or may be initiated.

                  (d) There are no unresolved questions or claims concerning Tax liability of Harriscope with respect to the Station.

                  (e) Harriscope has not received written notice of any claim made by an authority in a jurisdiction where Harriscope does not file Tax Returns that Harriscope is or may be subject to taxation by that jurisdiction and has no reason to believe to any such claim will be made.

                  (f) No property of Harriscope is property that Harriscope or any party to the transaction contemplated hereby is or will be required to treat as being owned by another Person pursuant to Section 168(f)(8) of the Code (as in effect prior to the amendment of the Tax Reform Act of 1986) or is "tax exempt use property" within the meaning of Section 168 of the Code.

         Section 3.14   Employee Benefit Plans; ERISA.
                        -----------------------------

                  (a) There are no liens against the Purchased Assets under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA.

          (b) Neither Harriscope nor any ERISA Affiliate is or was obligated to contribute to any multi-employer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA.

          (c) From and after the Closing, Purchaser shall have no obligation to contribute to, or any liability in respect of, any Plan, other than obligations and liabilities arising on or after the Closing Date with respect to Assumed Plans. Each Assumed Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and Section 4980B of the Code ("COBRA").
                                                     -----

          (d) Harriscope has no Knowledge that any provision of any Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, or any matter relating to or arising out of the operation of any such Plan, would result in any such Plan failing to be so qualified. To Harriscope's Knowledge, distributions from Harriscope's 401(k) Plan, other than distributions described in Section 402(c)(4)(A), (B) or (C) of the Code, will be "eligible rollover distributions" within the meaning of Section 402(c)(4) of the Code.

          (e) There are no pending, threatened or, to the Knowledge of Harriscope, anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     Section 3.15     Labor and Personnel Matters.
                      ----------------------------

          (a)    Section 3.15(a) of the Disclosure Schedule lists the directors,
                 ---------------
executive officers and other employees of Harriscope, their respective job titles and compensation, including commissions to sales personnel (in the case of compensation, either individually or by category) as of January 1, 2001. Harriscope has no dispute existing, or to the Knowledge of Harriscope, threatened, involving strikes, work stoppages, slow downs or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to the Knowledge of Harriscope, threatened to be filed with the National Labor Relations Board or any California state agency against Harriscope. There is no union representation or organizing effort pending or, to the Knowledge of Harriscope, threatened against Harriscope. Harriscope has not agreed to recognize any union or other collective bargaining unit and is not party to or bound by any collective bargaining agreement or any other agreements with a labor union. To the Knowledge of Harriscope, as of the date hereof, no Person referred to in Section 3.15(a) of the Disclosure Schedule is in is in material
               ---------------
violation of any material term of any employment contract. Harriscope has furnished a true and correct copy of the current employee manual for the Station. Harriscope is in compliance in all material respects with all applicable Laws respecting employment and employment practices (including part-time or casual employees and the provision of benefits, if any, to such employees), terms and conditions of employment, health and safety, and wages and hours. Harriscope has not received written notice of any investigation, charge or complaint against Harriscope pending before the Equal Employment Opportunity Commission or any other federal or state government agency or court or other tribunal regarding an unlawful employment practice. There are no complaints, lawsuits, arbitrations or other proceedings pending, or to Harriscope's Knowledge, threatened by or on behalf of any present or former employee of Harriscope alleging breach of any express or implied contract of employment. Harriscope is and has been in compliance with all notice and other requirements under the WARN Act or similar state statute.

          (b) Since the enactment of the WARN Act, (i) Harriscope has not effectuated a "plant closing" (as defined in the WARN Act) in connection with the Station (ii) there has not occurred a "mass layoff" (as defined in the WARN
Act) in connection with the Station, and (iii) none of the employees of Harriscope has suffered an "employment loss" (as defined in the WARN Act) during the six (6) month period prior to the date hereof except as set forth in Section
                                                                         -------
3.15(b) of the Disclosure Schedule.
-------

     Section 3.16     Environmental Matters.
                      ----------------------

          (a) Harriscope is in full compliance with all applicable federal, state, local and foreign Laws and regulations relating to pollution or protection of human health or the environment, including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including Laws and regulations relating to
           ------------------
emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, or radon ("Materials of
                                                              ------------
Environmental Concern")), or otherwise relating to the manufacture, generation,
---------------------
processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each Law and regulation with regard to record keeping, notification, disclosure, and reporting requirements respecting Materials of Environmental Concern. Such compliance includes, but is not limited to, the possession by Harriscope of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. All Permits currently held by Harriscope pursuant to the Environmental Laws are identified in Section 3.16(a) of the Disclosure Schedule.
   ---------------

          (b) Harriscope has not received any written communication (or to Harriscope's Knowledge, oral communication), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Harriscope is not in full compliance with any Environmental Laws, and, to the Knowledge of Harriscope, there are no circumstances that may prevent or interfere with such full compliance in the future.

          (c) Harriscope has not received written notice (or to Harriscope's Knowledge, oral notice) (an "Environmental Claim") from any Person alleging
                             -------------------
potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Harriscope or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or, to the Knowledge of Harriscope, threatened against Harriscope or against any person or entity whose liability for any Environmental Claim Harriscope has retained or assumed either contractually or by operation of law.

          (d) To Harriscope's Knowledge, and except for the discovery of a dry cleaning business previously operated on the Sunset Boulevard Property during a Phase I investigation conducted by Purchaser and except for possible radio frequency exposures to Harriscope employees at the Leased Real Property at Mount Wilson as referenced in the Engineering Statement of Mark D. Neumann, dated August 28, 1998, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against Harriscope or against any person or entity whose liability for any Environmental Claim Harriscope has retained or assumed either contractually or by operation of law.

          (e)    Without in any way limiting the generality of the foregoing,
(i) all on-site and off-site locations where Harriscope has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern from the Sunset Boulevard Property or to Harriscope's Knowledge any Leased Real Property are identified in Section 3.16(e) of the
                                                     ---------------
Disclosure Schedule, (ii) all underground storage tanks, and the capacity and contents of such tanks, located at the Sunset Boulevard Property or any Leased Real Property are identified in Section 3.16(e) of the Disclosure Schedule,
                                ---------------
(iii) except as set forth in Section 3.16(e) of the Disclosure Schedule, to
                             ---------------
Harriscope's Knowledge there is no asbestos contained in or forming part of any building, building component, structure or office space at the Sunset Boulevard Property or any Leased Real Property, and (iv) except as set forth in Section
                                                                      -------
3.16(e) of the Disclosure Schedule, no PCBs or PCB-containing items are used or
-------
stored at the Sunset Boulevard Property or any Leased Real Property.

          (f) Harriscope has provided to Purchaser all environmental-related assessments, reports, data, results of investigations or audits, such as Phase I or Phase II reports and other written documentation that is in the possession of or reasonably available to Harriscope regarding the environmental condition of, the business of Harriscope related, directly or indirectly, to the Station, or the compliance (or noncompliance) by Harriscope with any Environmental Laws related, directly or indirectly, to the Station.

          (g) Except as otherwise provided in this Agreement, Harriscope is not required by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Materials of Environmental Concern,
(ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any governmental authority, or (iv) to record or deliver to any person or entity (other than to Purchaser pursuant to California Health and Safety Code Section 25359.7) any disclosure document or statement pertaining to environmental matters.

     Section 3.17  Compliance with Laws. The business of the Station
                   ---------------------
has not been and is not now being conducted in violation of any applicable Law, except for violations that in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. Harriscope has not received any written notification (or to Harriscope's Knowledge, oral notification) of any asserted present failure or failure within the past three (3) years by Harriscope to comply with such laws, rules or regulations. Other than as set forth in Section 3.16(d) hereof regarding environmental matters, Harriscope has
         ---------------
no Knowledge of any condition currently or previously existing on the Sunset Boulevard Property or any Leased Real Property or any portion thereof that may give rise to any violation of any applicable law if it were disclosed to the authorities having jurisdiction over the Leased Real Property.

     Section 3.18  The Station.  Without limiting the generality of any
                   ------------
other representation, warranty or agreement contained herein:

          (a) All material reports required to be filed with the FCC (including ownership reports, renewal applications and DTV ancillary fee reports) or any other governmental agency, department or body in respect of the Station have been filed in a substantially timely manner and in all material respects are complete and true and present accurately the information contained therein. Copies of all such reports for the past two (2) years and copies of all other written communications received by Harriscope from or transmitted by Harriscope to the FCC with respect to the Station for the past two (2) years have been made available to Purchaser, and Harriscope has authorized Purchaser through its representatives to review all files at the FCC relating to Harriscope.

          (b)    Section 3.18(b) of the Disclosure Schedule contains a complete
                 ---------------
and accurate general summary (other than with respect to the individual terms of each such Contract or any sensitive competitive information which is not supplied) of Contracts related to paid programming, spot advertising, block sales and sales of brokered or bartered time to which Harriscope is a party or by which Harriscope or any of the Purchased Assets are bound (collectively, "Special Contracts"). Harriscope has not entered into, and prior to November
 -----------------
30, 2001 will not enter into, any Special Contracts that relate to any date after December 31, 2001. Based on Harriscope's bookings for Contracts for cash sales of spot advertising as of January 29, 2001, the average unit price for cash spot sales for the first quarter of 2001 is higher than the actual average unit price for cash spot sales for the first quarter of 2000. The average unit price is determined by dividing the total cash bookings for spot advertising sales in a particular month by the total number of spots which generated such revenues. As of January 29, 2001, for the time periods Harriscope has committed to with respect to Contracts related to sales of brokered or bartered time for 2001, the revenue associated with such Contracts is higher than the revenue associated with Contracts related to sales of brokered or bartered time for the comparable time periods in 2000.

          (c) Harriscope owns, possesses or holds (i) all rights granted by the FCC to use the call letters as used in connection with, or necessary for, the conduct of the present operations of the Station, and (ii) the FCC Licenses and all other licenses, Permits, authorizations issued by any other Governmental Entity to Harriscope or any Affiliate of Harriscope in connection with the business and operations of the Station (collectively, "Licenses"). To the
                                                       --------
Knowledge of Harriscope, such Licenses have been validly issued and Harriscope is the authorized holder thereof. Harriscope and the Station have performed and complied in all material respects with all of the terms and provisions of all of such Licenses. As of the date hereof, Harriscope has not received notice that any Person other than Harriscope owns, possesses or holds any interest in any of such call letters or Licenses.

          (d) The Licenses are in full force and effect. To the Knowledge of Harriscope, except as set forth in Section 3.18(d) of the Disclosure Schedule,
                                   ---------------
no action has been taken or is threatened (except for any such actions being taken or threatened of general applicability to television broadcast stations) and no act or omission by Harriscope presents a reasonable risk of (i) resulting in the revocation, modification, or suspension of, or other action likely to prejudice the regular renewal of, the Licenses, or (ii) adversely affecting the FCC applications contemplated by Section 6.4 hereof. To the Knowledge of
                                 -----------
Harriscope, except as set forth in Section 3.18(d) of the Disclosure Schedule,
                                   ---------------
there is no Law or proceeding preventing or impairing, or purporting or proposing to prevent or impair, in any material respect, the conduct of the business and operations of the Station as they have heretofore been carried (except for any such Laws or proceedings of general applicability to television broadcast stations). The facilities, equipment and operations of the Station comply with all material requirements of all Licenses, the Communications Act of 1934, as amended, and the rules, regulations, policies and procedures of the FCC.

          (e) To the Knowledge of Harriscope, the operation and maintenance by Harriscope of the towers, antenna system and other facilities relating to the Station or used in connection with the transmission of television broadcast signals by the Station therefrom do not violate any zoning or building ordinance or code, regulation, Law or restrictive covenant, or rights of any other Person in any respect that could have a Material Adverse Effect. Within the past two years, no notice has been received by Harriscope to the effect that (and, to the Knowledge of Harriscope, no claim has been made that) the towers, antenna system or other facilities used in connection with the transmission of television broadcast signals by the Station are in violation of any zoning or building ordinance, regulation, Law, restrictive covenant, requirement or right of any Person. If Harriscope becomes aware of any such claim or any such notice is given to Harriscope, Harriscope will advise Purchaser of such claim or notice immediately.

          (f)    Other than as set forth in Section 3.18(f) of the Disclosure
                                            ---------------
Schedule, Harriscope has elected must carry status on all cable systems in the Los Angeles designated market area. Except as set forth in Section 3.18(f) of
                                                            ---------------
the Disclosure Schedule, the Station is currently being carried on all such cable systems.

          (g) Harriscope has applied for and received authorization from the FCC to commence digital television operations on KWHY-DT, Channel 42, Los Angeles, California, using an auxiliary antenna as specified in FCC Construction Permit No. BPCDT-19990924AAV. Harriscope has applied for maximized digital television facilities for KWHY-DT (Application No. BMCDT-20000428ABX, accepted May 24, 2000) (the "Power Increase Application"). To the Knowledge of
                    --------------------------
Harriscope, no additional applications or construction activities are required for digital television operations to achieve or maintain compliance with current FCC requirements for digital television operations.

     Section 3.19     Title to Property.
                      ------------------

          (a)    Except as set forth in Section 3.19(a) of the Disclosure
                                        ---------------
Schedule and except for personal property of which Harriscope is a lessee, all the personal property included in the Purchased Assets is owned by Harriscope free and clear of all Liens except Liens imposed by operation of law for current Taxes not yet due and payable in the ordinary course of business ("Permitted
                                                                   ---------
Liens").  Immediately after the Closing, Purchaser will have good and marketable
-----
title to all the personal property included in the Purchased Assets, other than leased personal property, free and clear of any Lien other than Permitted Liens.

          (b)    Section 3.19(b) of the Disclosure Schedule contains a complete
                 ---------------
and accurate list of all leases that are included in the Purchased Assets pursuant to which Harriscope leases real property, whether as landlord or tenant or sublessee, true copies of which leases together with all amendments thereto (as now in effect) have previously been delivered to Purchaser. With respect to each lease described in Section 3.19(b) of the Disclosure Schedule (the
                        ---------------
"Leases"), except as set forth in such Section 3.19(b) of the Disclosure
 ------                                ---------------
Schedule, the following representations are true and correct:

               (i)    Except for those amendments and agreements listed in
     Section 3.19(b) of the Disclosure Schedule, each of the Leases is
     ---------------
     unmodified, in full force and effect and constitutes a legal, valid and binding obligation of Harriscope and, to the Knowledge of Harriscope, each other Person that is a party thereto, enforceable against Harriscope and, to the Knowledge of Harriscope, such other Person in accordance with its terms.

               (ii) Harriscope is not in material default under any of the Leases and to the Knowledge of Harriscope no event has occurred that with the passage of time or notice or both would become a material default under any of the Leases;

               (iii) To the Knowledge of Harriscope, no other party is in material default under any of the Leases and no event has occurred that with the passage of time or notice or both would become a material default by any other party under any of the Leases;

               (iv) Harriscope's leasehold estate with respect to the premises that is the subject of each of the Leases (the "Premises") has no been
                                                     --------
     assigned, mortgaged, pledged, encumbered or otherwise transferred or sublet, in whole or in part, except for any Permitted Liens, and to the actual knowledge of Harriscope the landlord's fee estate with respect to any of the Premises has not been assigned, mortgaged, pledged, encumbered or otherwise transferred or sublet in whole or in part except by the Leases;

               (v) The Leases evidence the entire written agreement with respect to the use and operation of each of the Premises between each of the landlords and Harriscope;

               (vi) All rent billed to date and payable by Harriscope, as tenant under each of the Leases, has been paid;

               (vii)  The deposits and guaranties listed in Section 3.19(b) of
                                                            ---------------
     the Disclosure Schedule are the only deposits and guaranties that have been delivered in connection with the Leases;

               (viii) There are no non-disturbance or ground lease recognition agreements pertaining to the Premises to which Harriscope is a party and, to the Knowledge of Harriscope, there are no superior leases of the Premises existing as of the date hereof;

               (ix) Harriscope has received no written notices (or to Harriscope's Knowledge, oral notices) of violations of applicable Laws, ordinances, codes, regulations, orders or requirements of any Federal, state or municipal governmental authority having jurisdiction with respect to the Premises that have not been cured and dismissed. Except as set forth in Section 3.19(b) of the Disclosure Schedule, to Harriscope's
              ---------------
     Knowledge, the Premises are free of asbestos, asbestos-containing materials, PCB's or other substances generally regarded as hazardous or toxic and the Premises comply with the Americans with Disabilities Act; and

               (x) assuming that any necessary consents are obtained, Purchaser, as assignee of Harriscope pursuant to the Instrument of Assignment and Assumption, will be entitled to exercise all of the rights and privileges of the tenant under each of the Leases subject to and in accordance with the terms thereto.

          (c) Harriscope agrees to furnish to Purchaser within ten business days (or if such documents are not available from the City of Los Angeles within such ten business days, promptly after they become available) after the execution of this Agreement true and complete copies of all certificates of occupancy, permits and licenses held by Harriscope in connection with the ownership, use, operation, leasing and maintenance, as applicable, of the

Sunset Boulevard Property that are either within its possession or obtainable from the City of Los Angeles Department of Building and Safety. Harriscope has obtained (or, to the Knowledge of Harriscope, the fee owner of any Leased Real Property has obtained) all appropriate certificates of occupancy, permits, licenses, easements and rights of way, including proofs of dedication, required to use and operate the Sunset Boulevard Property and the Leased Real Property in all material respects in the same manner in which the Sunset Boulevard Property and the Leased Real Property is currently being used and operated. The current use and occupation of any portion of the Sunset Boulevard Property and, to the Knowledge of Harriscope, the Leased Real Property does not violate in any material respect any of such certificates of occupancy, permits or licenses. No such approvals, permits or licenses will be required, as a result of the transactions contemplated by this Agreement, to be issued after the date hereof in order to permit Harriscope to own or operate the Sunset Boulevard Property or the Leased Real Property in all material respects in the same manner as heretofore owned or operated, other than any such approvals, permits or licenses that are ministerial in nature and are normally issued in due course upon application therefore without further action by the applicant.

          (d) All utilities presently serving the Sunset Boulevard Property and the Leased Real Property are presently adequate to service the existing normal operations of Harriscope and the Station.

          (e) The Sunset Boulevard Property is owned in fee by Harriscope free and clear of all Liens, except Permitted Liens.

     Section 3.20     Insurance. Section 3.20 of the Disclosure
                      ---------- ------------
Schedule sets forth a complete and accurate list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular, errors and omissions insurance for news operations and other insurance bonds that insure the operations of the Station and are currently in effect, copies of which have been furnished to Purchaser. Such policies include all policies that are required in connection with the operation of the Station, as presently conducted, by applicable Laws or regulations or by the terms of any Contract. Such insurance is carried by financially sound and reputable insurers unaffiliated with Harriscope in such amounts and against such risks as are sufficient and adequate to protect the Station in accordance with normal industry practice. All such policies are in full force and effect and no notice of cancellation or termination has been received by Harriscope with respect to any such policy. No insurance coverage with respect to the Station is maintained through self-insurance, other than the deductible portion of any policy. There are no outstanding unsettled claims under any such policy or binder that individually, or in the aggregate, exceed the coverage of any such policy or binder. There is no failure by Harriscope to pay premiums when due, and there is no material inaccuracy in any application for such policies or binders. Harriscope has not received any written notice of cancellation or non-renewal of any such policy or binder. Harriscope has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed in Section 3.20 of the
                                                       ------------
Disclosure Schedule will not be available in the future on substantially the same terms as now in effect. Harriscope has not received any written notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Leased Real Property or the Sunset Boulevard Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Leased Real Property or the Sunset Boulevard Property, which repair or work has not been completed.

      Section 3.21   Intellectual Property.
                     ----------------------

          (a)    Section 3.21(a) of the Disclosure Schedule sets forth a true,
                 ---------------
correct and complete list of all material Intellectual Property owned by Harriscope, (e.g., not licensed to Harriscope by third parties) and used in the operation of the Station as Conducted by Harriscope ("Harriscope Intellectual
                                                      -----------------------
Property").  Harriscope does not own any patents, registered trademarks or
--------
registered copyrights that are used in connection with the Station.  Section
                                                                     -------
3.10 of the Disclosure Schedule sets forth among other agreements a true,
----
correct and complete list of all material agreements pursuant to which Harriscope licenses Intellectual Property owned by third parties for use in the operation of the Station ("Third Party Intellectual Property"). The Purchased
                           ---------------------------------
Assets include all the Intellectual Property used in the operation of the Station as Conducted by Harriscope.

          (b)    Except as otherwise disclosed in Section 3.21(b) of the
                                                  ---------------
Disclosure Schedule, Harriscope is the sole and exclusive owner of all Harriscope Intellectual Property. Except as set forth in Section 3.21(b) of the
                                                          ---------------
Disclosure Schedule, Harriscope has not licensed, sublicensed, assigned, optioned or otherwise granted or transferred any of its rights, titles or interests in or to any Harriscope Intellectual Property or Third Party Intellectual Property. Except as set forth in Section 3.21(b) of the Disclosure
                                               ---------------
Schedule, all Harriscope Intellectual Property is valid and subsisting. All agreements relating to Third Party Intellectual Property are in full force and effect and constitute legal, valid and binding obligations of Harriscope, enforceable against Harriscope in accordance with their terms and, to the Knowledge of Harriscope (it being understood that Harriscope has not performed any chain of title investigation or due diligence with respect to agreements relating to Third Party Intellectual Property or with respect to Third Party Intellectual Property), constitute legal, valid and binding obligations of each other Person that is a party thereto.

          (c)    Except as set forth in Section 3.21(c) of the Disclosure
                                        ---------------
Schedule, to the Knowledge of Harriscope (without due inquiry) the operation of the Station as Conducted by Harriscope does not infringe, misappropriate, dilute or otherwise violate or constitute the unauthorized use or disclosure of, either directly or indirectly, ("Infringe") any Intellectual Property owned or
                          --------
controlled by a third party, nor violate any antitrust or competition Laws, and is not libelous, slanderous, defamatory, obscene, or violative of any publicity, privacy or other personal rights. Except as set forth in Section 3.21(c) of the
                                                          ---------------
Disclosure Schedule, Harriscope has not received written notice of, nor does Harriscope have Knowledge of, any claim that any of its operations, activities, products or publications Infringes on any Intellectual Property right of a third party, or that Harriscope is illegally or otherwise using the trade secrets, formulae or any other Intellectual Property rights of others. Harriscope has no disputes with or claims against any third party that such party is Infringing on any Harriscope Intellectual Property or Third Party Intellectual Property.

          (d) Harriscope takes reasonable measures to protect the confidentiality of its material Proprietary Information & Technology. To the Knowledge of Harriscope, no Proprietary Information & Technology material to the business of Harriscope has been disclosed or authorized to be disclosed by Harriscope to any third party, including any advisor, supplier, customer or any other third parties having access thereto, other than pursuant to an agreement that adequately protects Harriscope's proprietary interests in and to such Proprietary Information & Technology.

          (e) No shareholder, member, director, officer, employee, agent, consultant, advisor, customer or other business partner of Harriscope has any right, title or interest in or to any of the Harriscope Intellectual Property.

          (f)    Except as set forth in Section 3.21(f) of the Disclosure
                                        ---------------
Schedule, the consummation of the transactions contemplated hereby will not result in the loss, dilution or impairment of Harriscope's right to own or use any of the Intellectual Property included in the Purchased Assets (other than insomuch as such rights are transferred to Purchaser hereunder) and, except as set forth in Section 3.5 of the Disclosure Schedule, no consents are required in
             -----------
order for Purchaser to assume the rights and obligations of Harriscope under any agreements pertaining to the Third Party Intellectual Property.

     Section 3.22     Customers and Suppliers. Section 3.22 of the
                      ------------------------ ------------
Disclosure Schedule sets forth (i) a list of all of Harriscope's customers from which Harriscope realized revenues of at least $25,000 during the eleven month period ending November 30, 2000 or the year ending December 31, 1999; and (ii) a list of each consultant, independent contractor and supplier of goods and materials to which Harriscope made payments aggregating $10,000 or more during the eleven month period ending November 30, 2000 or the year ending December 31, 1999. Except to the extent set forth in Section 3.22 of the Disclosure Schedule,
                                        ------------
there has not been any material adverse change in the business relationship of Harriscope with any customer from which Harriscope realized revenues of at least $500,000 during the year ending December 31, 2000 or with any programming supplier to which Harriscope made payments aggregating $100,000 or more during the year ending December 31, 2000.

     Section 3.23     Disclosure.  No representation or warranty of
                      -----------
Harriscope or the Shareholders contained in this Agreement and no statement contained in any certificate, Exhibit or Schedule furnished or to be furnished by or on behalf of Harriscope or the Shareholders pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary (i) in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading or (ii) in order to fully and fairly provide the information required to be provided in any such document, certificate, Exhibit or Schedule.

     Section 3.24     Brokers and Finders.  Neither Harriscope nor any
                      --------------------
of its respective directors, officers, members, partners or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

     Section 3.25     No Condemnation or Expropriation.  Harriscope has
                      ---------------------------------
not received notice that the whole or any portion of the Leased Real Property or any other assets of Harriscope is subject to any governmental decree or order to be sold, is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, and to the Knowledge of Harriscope, no such condemnation, expropriation or taking is being threatened.

     Section 3.26     Affiliate Transactions.  Except as set forth in
                      -----------------------
Section 3.26 of the Disclosure Schedule, Harriscope has not entered into and is
------------
not subject to any Affiliate Transaction.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

              Purchaser, Telemundo Licensee and Parent jointly and severally represent and warrant to Harriscope and the Shareholders as follows:

              Section 4.1     Organization and Qualification.  Each of
                              -------------------------------
Purchaser, Telemundo Licensee and Parent is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

              Section 4.2     Authority.   Each of Purchaser, Telemundo Licensee
                              ----------
and Parent has all requisite power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by Purchaser, Telemundo Licensee or Parent pursuant hereto (the "Additional Purchaser's Documents") and to consummate the transactions
 --------------------------------
contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Purchaser's Documents by Purchaser, Telemundo Licensee or Parent, and the consummation by Purchaser, Telemundo Licensee or Parent of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Purchaser, Telemundo Licensee and Parent and no other proceedings on the part of Purchaser, Telemundo Licensee or Parent are necessary to authorize the execution and delivery of this Agreement and the Additional Purchaser's Documents by Purchaser, Telemundo Licensee or Parent and the consummation by Purchaser, Telemundo Licensee and Parent of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each of Purchaser, Telemundo Licensee and Parent and, assuming the due authorization, execution and delivery hereof by Harriscope and the Stockholders, constitutes a valid and binding agreement of Purchaser, Telemundo Licensee and Parent, enforceable in accordance with its terms, subject as to enforcement to (a) bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

              Section 4.3     No Conflicts.  Other than obtaining the FCC
                              -------------
Approval and complying with the HSR Act, none of the execution and delivery by Purchaser, Telemundo Licensee and Parent of this Agreement or of any of the Additional Purchaser's Documents, the consummation by Purchaser, Telemundo Licensee and Parent of the transactions contemplated hereby or thereby or compliance by Purchaser, Telemundo Licensee and Parent with any of the provisions hereof or thereof will (a) conflict with or result in a breach of any provision of the charter or bylaws of Purchaser, Telemundo Licensee or Parent,
(b) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, Telemundo Licensee or Parent or (c) constitute a breach or default under any Contract to which Purchaser, Telemundo Licensee or Parent is bound, where such breach or obligation would reasonably be expected to have a material adverse effect on Purchaser's, Telemundo Licensee's or Parent's ability to perform its obligations hereunder.

              Section 4.4     Consents and Approvals.  Other than obtaining the
                              -----------------------
FCC Approval and complying with the HSR Act, no consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity, or any other Person is required to be made or obtained by Purchaser or Telemundo Licensee or Parent by virtue of its execution, delivery or performance of this Agreement or of any of the Additional Purchaser's Documents or to enable

Purchaser, Telemundo Licensee or Parent to consummate the transactions contemplated by this Agreement.

          Section 4.5  Disclosure. No representation or warranty of Purchaser or
                       ----------
Telemundo Licensee or Parent contained in this Agreement and no statement contained in any certificate, Exhibit or Schedule furnished or to be furnished by or on behalf of Purchaser, Telemundo Licensee or Parent to Harriscope or any of its representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary (i) in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading or (ii) in order to fully and fairly provide the information required to be provided in any such document, certificate, Exhibit or Schedule.

          Section 4.6  Parent. Parent is the sole stockholder of Telemundo
                       ------
Holdings, Inc. The audited and unaudited consolidated financial statements of Telemundo Holdings, Inc. (the "Holdings Financial Statements") included in the
                               -----------------------------
forms, reports and documents filed by Telemundo Holdings, Inc. with the Securities and Exchange Commission (the "SEC Reports") have been prepared in
                                         -----------
accordance with GAAP applied on a consistent basis (except as otherwise stated in the Holdings Financial Statements, including the related notes, and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP) and fairly present in all material respects the financial position of Telemundo Holdings, Inc. and its consolidated subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the interim unaudited financial statements, to normal year-end audit adjustments, which, except as disclosed in the SEC Reports, would not be material in amount or effect.

          Section 4.7  FCC Qualification. To the Knowledge of Parent, Purchaser
                       -----------------
and Telemundo Licensee, no action has been taken or is threatened (except for actions being taken or threatened of general applicability to television broadcast stations), and no act or omission of Parent, Purchaser or Telemundo Licensee presents a reasonable risk of adversely affecting the FCC applications contemplated by Section 6.4 hereof.
                -----------

                                   ARTICLE V

                           COVENANTS  OF HARRISCOPE

          Harriscope and Purchaser agree as follows:

          Section 5.1  Conduct of Business Pending the Closing. (a) From the
                       ---------------------------------------
date hereof through the Closing Date, except as may be expressly permitted or contemplated by this Agreement or as otherwise agreed to in writing by Purchaser, Harriscope shall cause the business of the Station to be conducted in the usual, regular and ordinary course of business, consistent with past practice, shall maintain customary levels of marketing and promotion efforts and expenditures and shall use all commercially reasonable efforts to preserve intact the business of the Station, keep available the services of its employees and preserve its relationships with customers, suppliers, licensees, licensors, distributors, agents and others having business dealings with the Station. Without limiting the generality of the foregoing, without the prior written consent of Purchaser, during the period from the date hereof to the Closing Date, Harriscope shall not:

                    (i) enter into any material Contracts (other than as specifically permitted pursuant to subclause (iii) below) or commitments outside the ordinary course of business without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed);

                    (ii) enter into any trade or barter Contract with annual consideration in excess of $40,000;

                    (iii) make any material change to the program schedule or enter into any material Program Contract without consulting with Purchaser in accordance with subsection (d) below;

                    (iv) enter into any Paid Programming Contract that would require the Station to run such Paid Programming, unless such Paid Programming Contract is cancelable (i) within 60 days' notice or (ii) upon notice that the Station has determined to air regular programming in lieu of the Paid Programming in the time period provided for in such Paid Programming Contract;

                    (v) amend or propose to amend its charter, bylaws or certificate of formation or reclassify or recapitalize its capital structure if such actions would have, or be reasonably likely to have, a Material Adverse Effect or adversely affect Harriscope's ability to consummate the transactions contemplated hereby;

                    (vi) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, any Person or any division thereof or (B) any assets (other than Program Contracts in accordance subsection (iii) above) that are material, individually or in the aggregate, to the Station (excluding capital equipment purchased in the ordinary course of business);

                    (vii) sell (including by sale-leaseback), lease, transfer, license (whether on an exclusive or non-exclusive basis), mortgage or otherwise encumber or subject to any Lien, any Purchased Assets or interests therein, other than in the ordinary course of business and consistent with past practice;

                    (viii) incur or become contingently liable with respect to any indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or warrants or other rights to acquire any debt securities of Harriscope;

                    (ix) except as permitted by subsection (x) below, enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangement or agreement with any employee (other than any Transition Payment or the hiring of an at-will employee) or adopt any new policy with respect to the foregoing matters; provided, that Harriscope may terminate any part-time employee in its
     --------
     reasonable discretion and any full-time employee in its reasonable discretion after meaningful consultation with Purchaser and may enter into severance arrangements at Harriscope's expenses in connection with the foregoing consistent with past practice; provided, further, that such
                                              --------  -------
     terminations do not result in Material Adverse Effect;

                    (x) grant an increase in the salary, wages or other compensation (including commissions to sales personnel, but excluding any Transition Payment) as set forth in Section 3.15(a) of the Disclosure
                                         ---------------
     Schedule, except to the extent that such increases do not exceed $100,000 in the aggregate; provided, that this limitation shall not apply to the
                       --------
     extent that such increase is necessary to match a written offer of employment providing a higher level of compensation from Purchaser or an Affiliate of Purchaser to any on-air or other key news employee of Harriscope and the $100,000 amount referenced above shall be increased to $150,000 if the Interim Outside Date is extended pursuant to Section 8.2
                                                                  -----------
     hereof;

                    (xi) except as permitted by subsection (x) above, adopt, enter into, or become obligated under any new (or amend any existing), bonus, commission, profit sharing, compensation, collective bargaining, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable Laws occurring after the date hereof (other than with respect to Transition Payments);

                    (xii) enter into any Contract, license or other agreement that contains any provision that, as a result of the consummation of the transactions contemplated by this Agreement, would (assuming that the other party's consent or approval is not obtained, to the extent required) result in any penalty, additional payments or forfeiture that would be payable or sufferable by Purchaser at or after the Closing Date;

                    (xiii) take any action that would, or could reasonably be expected to, result in (A) any of the representations and warranties of Harriscope set forth in this Agreement that are qualified as to materiality becoming untrue, (B) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (C) any of the conditions set forth in Article VII not being satisfied;

                    (xiv)  fail to renew any Permit; or

                    (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

               (b) Harriscope shall make capital expenditures in cash throughout the period beginning as of the date hereof and ending on the Closing Date as required in the ordinary course of business.

               (c) Harriscope shall promptly advise Purchaser of any change or event (including any change or event relating to a third party) (i) having, or that, insofar as can reasonably be foreseen, would have, a Material Adverse Effect or (ii) to the Knowledge of Harriscope, that would cause any of the representations and warranties set forth herein, including the information set forth on the Disclosure Schedule, or information supplied by Harriscope to Purchaser in accordance with Section 5.6 hereof to contain any untrue statement
                             -----------
of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) Notwithstanding anything to the contrary herein, Harriscope shall not (i) air infomercials or other so called "paid-programming" (collectively, "Paid Programming")
                ----------------
for any longer time increments or at any different programmed time periods than as currently in effect, (ii) without the prior written consent (which consent shall not be unreasonably withheld or delayed) of Purchaser (unless obtaining such consent is impossible due to the exigency of the situation, in which case Harriscope shall promptly notify Purchaser of any such action), materially reduce the amounts or change the times of locally-produced programming (including news programming) currently aired, and (iii) make any material change to the program schedule or enter into any material Program Contract without first consulting with Purchaser in a manner that provides Purchaser with a meaningful opportunity to consider such change or Program Contract (unless consulting with Purchaser is impossible due to the exigency of the situation, in which case Harriscope shall promptly notify Purchaser of any such action).

               (e) Except for maintenance, acts of "force majeure" and past practice in compliance with applicable law, Harriscope shall continuously operate the Station in compliance with Section 73.1560(c) of the FCC's rules and regulations. To the extent that Harriscope becomes aware of an event, other than as set forth in the immediately preceding sentence, that would cause the Station to operate outside of the parameters set forth in Section 73.1560(c) of the FCC's rules and regulations for more than six consecutive hours, Harriscope shall promptly notify Purchaser in writing.

               (f) Harriscope agrees to prosecute with due diligence the Power Increase Application.

               (g) Within 20 days of this Agreement, Harriscope will file with the FCC a request for special temporary authority (the "STA Request") to operate
                                                        -----------
KWHY-LP at variance from its licensed parameters with a transmitter power output of 1 kw; provided that to the extent Harriscope is unable to file the STA
         --------
Request due to events reasonably beyond its control, such 20 day period shall be extended until the earlier of (i) resolution of such events and (ii) the day prior to the Closing. Harriscope will prosecute the STA Request with due diligence and shall provide Purchaser with a copy of the FCC's grant of the STA Request. Harriscope will purchase a new transmitter for KWHY-LP's operations on Channel 22, as authorized by Permit FCC File No. BPTTL-19981201JA) (the "Displacement Permit").
 -------------------

               (h) Harriscope will provide to Purchaser within thirty (30) days of the date hereof, an engineering study analyzing the Application of the Puri Family Limited Partnership, FCC File No. BNPTTL-20000831BLO, (the "Hemet
                                                                   -----
Application") seeking FCC authority for a construction permit to operate a low
-----------
power television station on Channel 22, serving Hemet, California (the "Hemet
                                                                        -----
Station"), and in particular the potential for interference to be caused by the
-------
Hemet Station to KWHY-TV. If such engineering study indicates the potential for interference to KWHY-TV and upon the FCC's acceptance of the Hemet Application Harriscope agrees that prior to the Closing it will take all actions to oppose the grant of the Hemet Application, including without limitation filing with the FCC a petition to deny, informal objection or petition for reconsideration. Harriscope shall consult with Purchaser prior to the filing of any such objection or petition. From and after the Closing, Harriscope agrees to cooperate with Purchaser with respect to Purchaser's opposition of the Hemet Application.

               (i) Harriscope will provide to Purchaser within thirty (30) days of the date hereof, an engineering study analyzing the Application of Victor Valley Public Translator, FCC File No. BNPTTL-20000831CHL, (the "Victorville
                                                                 -----------
Application") seeking FCC authority for a construction permit to operate a low
-----------
power television station on Channel 15, serving Victorville, California (the "Victorville Station"), and in particular the potential for interference to be
 -------------------
caused by the Victorville Station to KWHY-TV. If such engineering study indicates the potential for interference to KWHY-TV, and upon the FCC's acceptance of the Victorville Application for filing Harriscope agrees that prior to the Closing it will take all actions to oppose the grant of the Victorville Application, including without limitation filing with the FCC a petition to deny, informal objection or petition for reconsideration. Harriscope shall consult with Purchaser prior to the filing of any such objection or petition. From and after the Closing, Harriscope agrees to cooperate with Purchaser with respect to Purchaser's opposition of the Victorville Application.

          Section 5.2  Cooperation. Subject to compliance with applicable Laws,
                       -----------
from the date hereof through the Closing Date, Harriscope shall confer on a regular and frequent basis with one or more representatives of Purchaser (who shall initially be Peter Housman) to report operational matters of materiality and the general status of ongoing operations of the Station. After Purchaser has delivered to Harriscope the list of employees contemplated by Section 6.8(a)
                                                              --------------
hereof, Harriscope will promptly make available to Purchaser prior to the Closing Date all materials and information related to Employee Liability, Employee Loans and Employee Plans reasonably requested by Purchaser to facilitate implementation of the employee benefits provisions of this Agreement. Notwithstanding the foregoing, between the date of this Agreement and the Closing Date, Purchaser shall not directly or indirectly control, supervise or direct or attempt to control, manage, supervise or direct the operation of the Station or the conduct of its business, all of which shall remain and be the sole responsibility of and under the complete discretion of Harriscope.

          Section 5.3  Access to Information. Harriscope will make available to
                       ---------------------
Purchaser in a timely fashion all materials (other than, to the extent not already disclosed, specific salaries, advertising rates or customer information) reasonably requested by Purchaser. Harriscope will cooperate with Purchaser to provide access to Harriscope's employees, third party suppliers or other third parties for due diligence or related matters. Purchaser will not, and Purchaser will use its best efforts to cause its officers, directors, shareholders, employees, agents and representatives not to, make any statement to, or otherwise communicate (whether orally or in writing) with, any customer of, or supplier to, Harriscope regarding this Agreement or the transactions contemplated hereby or the status of Harriscope's relationship with such customer or supplier except for statements substantially in the form set forth in Schedule 6.7 hereto or any other statement or communication (a) with respect
   ------------
to which Harriscope shall have previously consented or (b) that shall have been provided to Purchaser by Harriscope for the express purpose of making a statement to, or otherwise communicating with any such customer or supplier. Purchaser will have the right to enter the premises and facilities of the Station at reasonable times to conduct those tests and investigations that Purchaser reasonably deems necessary and to assure, among other things, that the Station is being operated in compliance with FCC rules and all other Federal, state and local requirements; Purchaser will have reasonable access to the Station's employees; and Harriscope will cooperate fully with Purchaser in its performance of any tests or investigations, provided that Purchaser shall not
                                            --------
conduct any digging or excavation or other underground work without the prior written consent of Harriscope, which consent shall not be unreasonably withheld, and Harriscope shall be permitted to reasonably participate in any such work to the extent of decisions relating to where such underground work will be performed, and that Purchaser shall not conduct any subsurface ("Phase II")
                                                                 --------
environmental investigation or subsurface remediation at the Sunset Boulevard Property. In the event that Purchaser is required by Law or ordered by directive of any Governmental Entity to conduct any such investigation or subsurface remediation, Purchaser shall promptly notify Harriscope with respect thereto and shall reasonably cooperate with any action by Harriscope to obtain an appropriate protective order or, after consultation with Purchaser, to take other appropriate legal action with respect thereto. Subject to the provisions and limitations set forth in Section 9.1(b) hereof, Harriscope shall have
                             --------------
the right to control, and shall undertake and be responsible for, any such investigation or remediation required by Law or directive, and Purchaser shall reasonably cooperate in any such investigation or remediation. Purchaser shall have the right to investigate above-ground conditions at the Sunset Boulevard Property, and shall have the right to control, and shall undertake and be responsible for any contamination directly caused by or for Purchaser, including any investigation or remediation of asbestos-containing materials at the Sunset Boulevard Property that is disturbed or damaged by Purchaser in connection with any renovations undertaken by Purchaser at the Sunset Boulevard Property; provided that Purchaser shall not be obligated for any remediation or investigation of above ground conditions at the Sunset Boulevard Property not directly caused by or for Purchaser including any conditions relating to asbestos-containing materials not directly caused by or for Purchaser. Harriscope agrees that Purchaser may make any such materials or other information available to its directors, officers, employees, agents, accountants, attorneys, investment bankers, lenders, consultants and representatives who have a need to know such information and who are advised of the confidential and propriety nature of such information, and Purchaser agrees to direct such persons to keep such materials or other information confidential.

          Section 5.4  No Solicitation. From the date hereof through the earlier
                       ---------------
of (i) the termination of this Agreement and (ii) the Closing Date, Harriscope will not, and Harriscope will use its best efforts to cause its officers, directors, shareholders, employees, agents and representatives not to, solicit, discuss, authorize or negotiate with any other Person or entertain or consider any other proposals relating to the possible disposition of the Station or any material assets thereof, or any interest therein, including, by way of entering into any local marketing agreement, time brokerage agreement or similar contract, commitment, understanding or arrangement (collectively, a "Disposition"). Harriscope shall immediately notify Purchaser (a) after receipt
 -----------
of any offer or indication that any Person is considering making an offer for any such Disposition, which notice shall include the terms and conditions of such offer or indication, and (b) upon receipt of any request for nonpublic information relating to Harriscope or for access to the properties, books or records of Harriscope from any Person that may be considering any such Disposition.

          Section 5.5  Supplements to Schedule. From time to time prior to the
                       -----------------------
Closing Date, Harriscope shall supplement or amend the Disclosure Schedule referred to herein with respect to any matter arising after the date hereof that, if existing or occurring at the date hereof, would have been required to be set forth or described in such Disclosure Schedule. No supplement or amendment to the Disclosure Schedule provided to Purchaser in accordance with this Section 5.5 after the date hereof shall have any effect in determining the
     -----------
fulfillment of the conditions set forth in Article VII or for the purposes of determining whether any Person is entitled to indemnification pursuant to
Article IX unless Purchaser specifically agrees thereto in writing.

          Section 5.6  Operating Statements. Prior to the Closing Date,
                       --------------------
Harriscope shall furnish to Purchaser monthly and annual operating schedules with respect to the business of the Station, to the extent prepared by Harriscope in accordance with its usual practices, and monthly financial information prepared in the ordinary course of business consistent with past practice, commencing as of and for the monthly period ending January 31, 2001, such statements to be delivered not later than 20 days after the end of the respective periods to which they relate.

               (b) Prior to the Closing Date, Harriscope shall furnish to Purchaser copies of all sales pacing reports, to the extent prepared by Harriscope in accordance with its usual practices and a description of any changes to programming schedules with respect to the business of the Station, such report or description to be delivered not later than 10 days after the preparation of the report or change to such programming schedule.

          Section 5.7  Bulk Sales. To the extent permitted by law, each of the
                       ----------
parties hereto waives compliance with any applicable bulk sales laws, including the Uniform Commercial Code Bulk Transfer provisions. Each of Harriscope and the Shareholders agrees to pay and discharge in due course and will indemnify and save harmless Parent, Purchaser and Telemundo Licensee, from and against all claims made by creditors of Harriscope, including expenses and attorneys' fees incurred by Parent, Purchaser or Telemundo Licensee in defending against such claims, except those expressly assumed by Purchaser pursuant hereto.

                                  ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS

          Section 6.1  Records Retention. Purchaser and Harriscope agree that so
                       -----------------
long as any books, records and files, including Tax Records (collectively, the "Business Records"), retained by Harriscope relating to the business of the
 ----------------
Station, or the Business Records of Harriscope delivered to the control of Purchaser pursuant to this Agreement, remain in existence and available, each Party (at its expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. Each Party shall undertake reasonable measures (a) to preserve in good order to the extent required by law the Business Records of Harriscope retained by each party respectively, (b) not destroy or allow the destruction of any such Business Records without first offering in writing to deliver them to the other party, (c) each retain to the extent required by law and provide the other party with any records or other information relating to liability for Taxes, and (d) each provide the other party with any final determination of any such amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, each Party shall retain until the expiration of the applicable statutory period of limitations (including any extensions), complete copies of all Tax Returns, supporting work schedules and other records or information (collectively, "Tax Records"), delivered to such
                                             -----------
Party, or retained by such Party, pursuant to this Agreement, that are relevant to such Tax Returns for all tax periods or portions thereof ending before or including the Closing Date.

          Section 6.2  Consummation of Transaction; Consents, Approvals and
                       ----------------------------------------------------
Filings. Subject to the terms and conditions of this Agreement, each of the
-------
parties hereto shall use all commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, and effecting all necessary registrations and filings. Purchaser shall make or cause to be made all filings and submissions under Laws applicable to Purchaser, if any, as may be required for the consummation of the transactions contemplated by this Agreement. Harriscope shall make or cause to be made all such other filings and submissions and the status of the waivers, consents and approvals described therein under Laws applicable to Harriscope, if any, as may be required for the consummation of the transactions contemplated by this Agreement. Purchaser and Harriscope shall coordinate and cooperate in exchanging such information and reasonable assistance as may be requested by any of them in connection with the filings and submissions contemplated by this Section 6.2.
                                                                 -----------
Purchaser and Harriscope shall each promptly provide the other or their respective counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          Section 6.3  HSR Filings. Each of Harriscope and Purchaser represents
                       -----------
that Harriscope and an Affiliate of Purchaser, as applicable, filed premerger notifications under the HSR Act on December 18, 2000, with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and that "early termination" of the waiting period under the HSR Act was granted effective January 11, 2001, of which the parties' respective contact persons for such filings were notified by letters of the same date from the Federal Trade Commission. The filing fee associated with such premerger notifications was paid, and shall be borne, by Purchaser.

          Section 6.4  FCC Filing. In addition to and not in limitation of the
                       ----------
covenants contained in Section 6.2 hereof, each party shall proceed as
                       -----------
expeditiously as practicable to prepare and file with the FCC no later than five
(5) business days after the date of this Agreement the requisite assignment of license application and other documents in the name of the parties to obtain the approval of the FCC to the assignment of the FCC Licenses to Telemundo Licensee as herein contemplated. The parties shall take all steps necessary to prosecute such applications with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that FCC approval may be obtained as soon as practicable. Harriscope and Telemundo Licensee shall each bear its own legal fees and other costs and expenses with respect to the filing and prosecution of such applications, except that any filing fees assessed by the FCC shall be borne by Telemundo Licensee. The parties agree not to take any action that such party knows or has reason to know would materially adversely affect approval by the FCC to the assignment of the FCC Licenses to Telemundo Licensee as herein contemplated.

          Section 6.5  Purchaser Financing. In no event shall Purchaser's
                       -------------------
inability to obtain financing (other than as a result of a breach by Harriscope) be a condition to Purchaser's obligations hereunder. Other than as provided for in existing Contracts, Harriscope agrees not to take or permit any action that would restrict the ability of Purchaser to grant or create Liens on the Purchased Assets following the Closing.

          Section 6.6  Further Assurances. In case at any time after the Closing
                       ------------------
Date any further action is necessary or desirable to transfer or record the transfer of any of the Purchased Assets to Purchaser or Telemundo Licensee or to assign any rights arising prior to the Closing under the Contracts included in the Purchased Assets to Harriscope to the extent Harriscope requires such rights to settle Retained Liabilities, or to otherwise carry out the purposes of this Agreement, the proper officers and directors of Purchaser and Harriscope shall execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, all such further acts, transfers, conveyances, powers of attorney, assurances and documents (including assignments, acknowledgments and consents and other instruments of transfer) and shall take, or cause to be taken, such further action, in each case to the extent consistent with this Agreement and not inconsistent with applicable Laws.

          Section 6.7  Public Statements. The parties shall consult with each
                       -----------------
other prior to issuing any press release or making any public announcement with respect to this Agreement, or the transactions contemplated hereby (including the financial terms hereunder) prior to the Closing Date, and shall not issue any such press release or public announcement prior to such consultation or to which the other party shall reasonably object, except as may be required by law or judicial process. Harriscope will not, and Harriscope will use its best efforts to cause its officers, directors, shareholders, employees, agents and representatives not to, make any statement to, or otherwise communicate (whether orally or in writing) with, any customer of, or supplier to, Harriscope, regarding this Agreement or the transactions contemplated hereby except for statements substantially in the form set forth in Schedule 6.7 hereto or any
                                                  ------------
other statement or
communication (a) with respect to which Purchaser shall have previously consented or (b) that shall have been provided to Harriscope by Purchaser for the express purpose of making a statement to, or otherwise communicating with, any such customer.

          Section 6.8  Employee and Labor Matters.
                       ---------------------------

                 (a)   Employees. Purchaser may, but is not obligated to, offer
                       ---------
employment to Harriscope's employees working at the Station as of the Closing Date on terms and conditions to be determined by Purchaser as of the Closing Date in its sole discretion; provided, however, that Purchaser shall make
                             --------  -------
employment offers to sufficient numbers of Harriscope's active employees working at the Station as of the Closing Date other than employees who qualify as part-time employees in accordance with 20 CFR (S)693.3 (the "Active Employees") such
                                                        ----------------
that termination of employment by Harriscope of its Active Employees not offered employment by Purchaser would not result in a "mass layoff" under the WARN Act, exclusive of any aggregation with layoffs effected by Harriscope in connection with BizNews, provided, however, that, notwithstanding the foregoing, in no
              --------  -------
event will Purchaser be required to offer employment to more than 86 of the Active Employees. Within 60 days following the date hereof, Purchaser shall deliver to Harriscope a list of employees of Harriscope to whom Purchaser intends to offer employment at the Station effective as of the Closing Date. Any employee who accepts employment by Purchaser as of the Closing Date as a result of an offer by Purchaser shall be considered a "Transferred Employee".
                                                --------------------
Harriscope shall be responsible for giving WARN notices to any of its employees (other than Transferred Employees) terminated on or after the Closing Date.

                 (b)   Transferred Employees. Each Transferred Employee who is
                       ---------------------
hired by Purchaser or one or more of its Affiliates shall be eligible to receive benefits under Employee Plans (as such term is defined below) sponsored or maintained by Purchaser or its Affiliates, or to which Purchaser or its Affiliates contribute, which, in the aggregate, are at least as favorable to such Transferred Employee as, at Purchaser's election, either the benefits for which similarly situated employees of Purchaser or its Affiliates are eligible under Employee Plans maintained or sponsored by Purchaser or its Affiliates (or to which Purchaser or its Affiliates contribute for their employees) or the benefits that Harriscope provided to Transferred Employees as of the date of this Agreement. Each Transferred Employee's period of service with Harriscope or any Affiliate of Harriscope shall be counted in determining eligibility for and vesting of benefits, but not for benefit accrual or determination of level or amount of benefits, under each applicable Employee Plan to the same extent such service was credited for such purpose by Harriscope. Purchaser shall (a) waive all preexisting condition limitations and waiting periods with respect to participation and coverage requirements applicable to Transferred Employees under any welfare benefit plans of Purchaser or an Affiliate that such employees are eligible to participate in on or after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare benefit plan maintained by Harriscope for such employees immediately prior to the Closing Date and (b) provide each Transferred Employee with credit for any co-payments and deductibles paid pursuant to any welfare benefit plan maintained by Harriscope during the plan year commencing immediately prior to the Closing Date in satisfying any applicable co-payment or deductible requirements under any welfare benefit plans that such employees are eligible to participate in after the Closing Date for such plan year. In the event that any Transferred Employee receives an "eligible rollover distribution" (within the meaning of Section 402(c)(4) of the Code) from a Plan qualified under Section 401 of the Code and maintained or sponsored by Harriscope or one of its Affiliates, Purchaser shall cause a defined contribution plan qualified under
Section 401 of the Code and maintained or sponsored by Purchaser or one of its Affiliates to accept a direct rollover of such eligible rollover distribution (including, any portion of such eligible rollover distribution comprised of the outstanding balance of a loan from such Plan qualified under Section 401 of the Code and maintained or sponsored by Harriscope or one of its Affiliates to such Transferred Employee). For purposes of this Section 6.8(b), the term "Employee
                                            --------------            --------
Plan" means any benefit arrangement, pension plan, or welfare plan, or any plan
----
or arrangement maintained or sponsored by Purchaser or its Affiliates, or to which Purchaser or its Affiliates contribute, which would be a Plan if it were sponsored or maintained by Harriscope or one of its Affiliates. It is expressly understood that Purchaser shall not assume any liability with respect to the Transferred Employees for benefits, severance pay, pay in lieu of notice or any other employee liability whatsoever (including any Transition Payment) other than earned but unpaid salary, wages, bonuses and accrued but unpaid vacation days, in each case, pertaining to any Transferred Employee that accrued or arose on or before the Closing Date (such earned but unpaid salary, wages, bonuses and accrued but unpaid vacation days for all Transferred Employees, together with any obligations or liabilities under Assumed Plans arising on or after the Closing Date and Purchaser's obligations under Section 6.8(f) hereof, is
                                               --------------
collectively referred to herein as "Employee Liability") and Purchaser shall be
                                    ------------------
reimbursed by Harriscope therefor through the adjustment mechanism set forth in
Section 2.6 hereof.
-----------

               (c)   Harriscope's Payment to Employees. Harriscope shall pay all
                     ---------------------------------
of its employees and consultants all sums, if any, that are due as of the Closing Date for earned but unpaid salary, wages and/or benefits, including any Transition Payment and accrued but unpaid vacation days (other than Employee Liability) and personal holidays, expense account reimbursements, severance pay, and pay in lieu of notice of termination. It is expressly understood that, except as provided for in this Agreement, Purchaser is not assuming any liability with respect to Harriscope's present and former employees and consultants for, without limitation, earned but unpaid salary, wages, benefits, severance pay, pay in lieu of notice, or any other employee or consultant liability whatsoever pertaining to (x) any Transferred Employee that accrued or arose prior to or on the Closing Date or (y) any other employee that accrued or arose at any time, and Harriscope is solely responsible for such obligations. Harriscope agrees not to enforce any non-competition, confidentiality, or proprietary rights agreement or provision, to the extent such enforcement would in any way interfere with (i) Purchaser's employment of any employee or (ii) the ability of Purchaser to conduct its business.

               (d)   Purchaser Not Assuming Obligations. Nothing in this
                     ----------------------------------
Agreement shall be construed or interpreted to mean that Purchaser is assuming or has assumed any Liability (other than Employee Liability) relating to or arising from any of Harriscope's employee's employment or consultant's relationship with or termination from Harriscope. Without limiting the foregoing, Purchaser is not assuming and has not assumed any Plan (other than the Assumed Plans) and is not assuming and has not assumed any of Harriscope's obligations or liabilities under any Plan, except for obligations or liabilities under the Assumed Plans and except for Purchaser's obligations under Section
                                                                     -------
6.8(f) hereof, in each case arising on or after the Closing Date including
------
liabilities with respect to accrued or future benefits under any such Plans, or any other liabilities or obligations concerning or relating to any current or former employees of Harriscope, except as expressly provided in this Agreement.

               (e)   Harriscope's Indemnification with Respect to Employees.
                     ------------------------------------------------------
Harriscope shall indemnify Purchaser, its Affiliates and each of their officers, directors, partners, principals, employees and agents against and hold them harmless from any loss, Liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by such Indemnified Party arising from, relating to or otherwise in respect of any Plan of Harriscope or any of the employment by Harriscope at any time of any Person, including employees, or any agent, contractor or consultant retained or employed by, on behalf of or otherwise relating to Harriscope, except for claims and liabilities under the Assumed Plans and except for Purchaser's obligations under Section 6.8(f)
                                                           --------------
hereof, in each case arising on or after the Closing Date. Without limiting the foregoing, Harriscope's agreement to indemnify and hold harmless, as set forth in the preceding sentence, includes but is not limited to claims or Actions asserted by any Person for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the California Constitution or the Constitution of any other state where Harriscope engages in business, the United States Constitution, applicable state and federal fair employment Laws, federal equal employment opportunity Laws and federal and state labor statutes and regulations, including but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, the Labor-Management Relations Act, as amended, the WARN Act, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, ERISA, and the Age Discrimination in Employment Act of 1967, as amended.

               (f)  COBRA. On and after the Closing Date, Purchaser shall
                    -----
provide group health plan continuation coverage that meets the requirements of COBRA to each employee or former employee of Harriscope or its ERISA Affiliates
(i) whose employment with Harriscope or one of its ERISA Affiliates terminates as of the Closing Date, (ii) who otherwise constitutes an "M&A Qualified Beneficiary" of Harriscope or its ERISA Affiliates with respect to the transactions described in this Agreement within the meaning of Treasury Regulation Section 55.4980B-9 or (iii) who worked primarily for BizNews (collectively, "COBRA Employees"). All COBRA Employees known to Harriscope as of
                ---------------
the date of this Agreement are listed on Schedule 6.8(f) hereto.
                                         ---------------

               (g)  WARN Act. From and after the date hereof, Harriscope shall
                    --------
not effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of Harriscope, or (ii) a "mass layoff" (as defined in the WARN
Act) affecting any site of employment of Harriscope without complying fully with any and all notice obligations (and/or pay in lieu of notice) under the WARN Act or any similar obligation under applicable state, local or foreign Law requiring notice (and/or pay in lieu of notice) to employees in the event of a plant closing or layoff. Harriscope shall indemnify Purchaser, its Affiliates and each of their officers, directors, partners, principals, employees and agents against and hold them harmless from any loss, Liability, claim, damage or expense (including reasonable legal fees and expenses) incurred in connection with any suit or claim of violation brought against any such Indemnified Party under the WARN Act or any similar state, local or foreign Law that relates to actions taken by Harriscope with regard to any site of employment or one or more facilities or operating units within any site of employment of Harriscope affected by the transactions contemplated by this Agreement. For purposes of the WARN Act and this Agreement, the Closing Date is and shall be the same as the "effective date" within the meaning of the WARN Act. At the Closing Date, Harriscope shall deliver a list (the "Termination List") of all employees of
                                      ----------------
Harriscope who have suffered an "employment loss" (as defined in the WARN Act) during the 90-day period prior to the Closing Date (other than any employee who worked primarily for BizNews), and specifies the date of each "employment loss". Purchaser agrees not to cause sufficient numbers of Transferred Employees (when aggregated with the employees on the Termination List) to suffer an "employment loss" (as defined in the WARN Act) within 90 days of the latest termination date set forth on the Termination List, such that a notice or notices would be required under the WARN Act.

               (h)   Profit Sharing Contribution. Harriscope shall either (i)
                     ---------------------------
make a contribution, on or before the Closing, to the Harriscope 401(k) Profit Sharing Plan (the "Profit Sharing Plan") equal to six percent of the Transferred
                   -------------------
Employee's total compensation from January 1, 2001 to and including the Closing Date, or (ii) agrees that a cash equivalent amount of such contribution shall be added to Purchaser's credits set forth in subsection (a) of the definition of "Adjustment Amount" in Section 1.6 hereof. Such contribution or cash equivalent
                       -----------
amount shall be in addition to, and not in lieu of, any Harriscope matching contribution with respect to the 2001 plan year.

       Section 6.9   Purchase Price Allocation.
                     --------------------------

               (a) The Purchase Price shall be initially allocated among the Purchased Assets by Purchaser in compliance with Section 1060 of the Code and the Treasury regulations promulgated thereunder to be set forth as soon as practicable, which allocation shall be binding on Purchaser and Harriscope (the "Purchase Price Allocation"), unless Harriscope notifies Purchaser in writing of
 -------------------------
its reasonable disagreement with Purchaser's allocation within ten (10) days of the receipt of the Purchase Price Allocation, in which case each of Purchaser and Harriscope shall use its reasonable best efforts and act in good faith to reach an agreement as to the final purchase price allocation. The allocation principles used to determine the Purchase Price Allocation will be the result of a thorough analysis of the assets and liabilities of Harriscope. Purchaser and Harriscope each agree to file their respective Tax Returns, reports, and forms, including Internal Revenue Service Form 8594, in a manner consistent with the Purchase Price Allocation. For purposes of the preparation of Form 8594, the taxpayer identification numbers of Purchaser and Harriscope are as follows: (1) as to Purchaser, #74-2984924, and (2) as to Harriscope, #95-3452180. If any computation or allocation pursuant to this Section 6.9 is questioned, audited or
                                           -----------
disputed by any Governmental Entity, the party receiving notice thereof will promptly notify and consult with the other party.

               (b)   After the Closing Date, Purchaser and Harriscope shall not
(i) take any position in any Tax Return, report, or form, including any amendments thereto, or (ii) reach any settlement or agreement in respect of any Audit that, in either case, is inconsistent with the Purchase Price Allocation, unless such inconsistency is mandated by applicable Law. If such inconsistency is mandated by applicable Law, the party taking such position shall provide timely and reasonable notice to the other party of such inconsistency and its effect on the Purchase Price Allocation.

       Section 6.10  Expenses. Other than as specifically set forth herein, all
                     ---------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including attorneys' fees and expenses) shall be paid by the party incurring such costs and expenses.

       Section 6.11  Transfer Taxes. Purchaser will pay any transfer taxes,
                     ---------------
sales taxes, document stamps or other charges levied by any governmental entity on account of the transactions contemplated by this Agreement.

       Section 6.12  Contract and Lease Consents. In the event the consent or
                     ----------------------------
approval of any party is required in connection with the consummation of the transactions contemplated hereby in order to assign any Contract or Lease included in the Purchased Assets and such consent has not been obtained, Harriscope shall enter into one or more arrangements reasonably satisfactory to both parties such that Purchaser will receive the benefits of each such Contract and/or Lease and will be responsible for certain obligations thereunder (subject to the provisions therein) notwithstanding that such consent or approval shall not have been obtained.

          Section 6.13  Specific Assets. By notice in writing to Harriscope
                        ----------------
prior to or concurrently with the Closing, Purchaser may elect to assume any of Harriscope's insurance policies relating to worker compensation and any of Harriscope's health or dental plans listed on Section 3.14(c) of the Disclosure
                                              ---------------
Schedule, in each case if Purchaser reimburses Harriscope for the prepaid expenses and deposits related thereto and expressly assumes all obligations and liabilities arising from and after the Closing Date associated therewith.

          Section 6.14  Auckland Agreements. Harriscope agrees to work in good
                        --------------------
faith using its commercially reasonable best efforts to execute (or cause the execution of) prior to the later of (i) February 16, 2001 and (ii) the date by which Harriscope is ultimately required (taking into account any stipulated extensions) to file its response to the Auckland Litigation (as defined in
Section 3.9 of the Disclosure Schedule) (a) the Settlement Agreement and Mutual
-----------
General Release by and between Auckland Entertainment, LLC and Harriscope, (b) the Program License Agreement by and between Auckland Entertainment, LLC and Harriscope regarding "Cuanto Cuesta El Show" and (c) the Program License Agreement by and between Auckland Entertainment, LLC and Harriscope regarding a program to be determined by the terms thereof, each substantially in the form provided by Harriscope to Auckland Entertainment, LLC on February 3, 2001. Harriscope and Purchaser agree that upon the execution of the Program License Agreement by and between Auckland Entertainment, LLC and Harriscope regarding "Cuanto Cuesta El Show" and the Program License Agreement by and between Auckland Entertainment, LLC and Harriscope regarding a program to be determined by the terms thereof substantially in the form provided by Harriscope to Auckland Entertainment, LLC on February 3, 2001, the Purchased Assets shall be deemed to include such program license agreements. Notwithstanding the foregoing, in no event shall Harriscope's obligation to use commercially reasonable best efforts pursuant to the first sentence of this Section 6.14
                                                               ------------
require Harriscope to modify any of the economic provisions of, or materially modify any of the other provisions of, the agreements referenced in subsections
(a), (b) and (c) above. Concurrently with the execution of the agreements referenced in subsections (a), (b) and (c) above, Parent and Harriscope agree to execute the letter agreement substantially in the form attached as Schedule 6.14
                                                                   -------------
hereto.

                                  ARTICLE VII

                                  CONDITIONS

          Section 7.1   Conditions to Each Party's Obligations to Effect the
                        ----------------------------------------------------
Transactions Contemplated Hereby. The respective obligations of each party to
--------------------------------
effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                    (a) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction that prevents the consummation of the transactions contemplated hereby or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its commercially reasonable best efforts to have any such injunction, order or decree lifted);

                    (b) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or governmental agency that would prevent the consummation of the transactions contemplated by this Agreement or imposes material conditions with respect thereto;

               (c)  The FCC Approval shall have been obtained; and

               (d) All other consents and approvals of Governmental Entities, including under the HSR Act, legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in effect at the Closing Date, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any party to this Agreement to consummate the transactions contemplated by this Agreement.

       Section 7.2  Conditions to Obligations of Harriscope to Effect the
                    -----------------------------------------------------
Transactions Contemplated Hereby. The obligations of Harriscope to effect the
---------------------------------
transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

               (a) Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date) and Harriscope shall have received a certificate signed on behalf of Purchaser by the President of Purchaser, to such effect; and

               (b) Harriscope shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Purchaser, setting forth the matters listed in Exhibit F hereto.
          ---------

       Section 7.3  Conditions to Obligations of Purchaser to Effect the
                    ----------------------------------------------------
Transactions Contemplated Hereby. The obligations of Purchaser to effect the
---------------------------------
transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

               (a) Harriscope and each of the Shareholders shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the representations and warranties of Harriscope and the Shareholders contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date) and Purchaser shall have received a certificate signed on behalf of Harriscope by the President of Harriscope, to such effect; provided, that if all breaches hereunder, taken as a
                            --------
whole, are not reasonably likely to have a Material Adverse Effect, such breaches shall not be taken into account as a condition to the Closing but Harriscope shall remain liable therefor pursuant to Article IX below.

               (b) The consent or approval of each third party whose consent or approval shall be required in connection with the transactions contemplated hereby under any Contract set forth on Schedule 7.3(b) hereto shall have been
                                       ---------------
obtained without the imposition of any conditions that will be materially adverse to the Station.

               (c) Purchaser shall have received opinions of (i) Goldman & Kagon, Law Corporation, counsel to Harriscope, setting forth the matters listed in Exhibit G-1 hereto, (ii) Irell & Manella LLP, special counsel to Harriscope,
   -----------
setting forth the matters listed in Exhibit G-2 hereto, and (iii) Cohn and
                                    -----------
Marks, FCC counsel to Harriscope, substantially in the form attached hereto as Exhibit G-3.
-----------

               (d) Since the Balance Sheet Date, whether or not in the ordinary course of business, there shall not have occurred or arisen any event, condition, or state of facts that has resulted in, or has a significant likelihood of resulting in, a Material Adverse Effect (other than a Material Adverse Effect caused primarily by changes affecting the Spanish television broadcast industry in Los Angeles or the Los Angeles broadcast television market generally).

               (e) Harriscope shall have delivered a certification of non-foreign status ("FIRPTA Certificate") for Harriscope in the form and manner that
                 ------------------
complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder and any other certifications which may be required under applicable law with respect to the transfer of the Purchased Assets. If Harriscope shall fail to deliver the FIRPTA Certificate or any other tax certification required to be delivered by Harriscope pursuant hereto, Purchaser may (but shall not be required to) withhold from the cash payable at the Closing and pay over to the appropriate taxing authority an amount equal to, in the case of a failure to provide a certification of non-foreign status in compliance with
Section 1445 of the Code and the regulations promulgated thereunder, ten percent (10%) of the total "amount realized" (as defined in Section 1445 of the Code) and, in the case of a failure to provide any other certification, such amount as necessary to cover such Taxes, based on Purchaser's estimate of the amount of such potential liability.

               (f) Purchaser shall be satisfied that Harriscope will deliver possession of the premises subject of the Sunset Boulevard Lease immediately following the Closing.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

          Section 8.1  Termination. This Agreement may be terminated at any time
                       ------------
prior to the Closing Date:

               (a)  by the mutual written consent of Purchaser and Harriscope;

               (b) by Purchaser or Harriscope by written notice to the other party if (i) the Closing Date shall not have occurred on or before the Interim Outside Date, subject to Section 8.2 below, (ii) there shall be any law or
                         -----------
regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable;

               (c) by Purchaser if there has been a material breach by Harriscope of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) business days following receipt by the breaching party of notice of such breach (provided,
                                                                   --------
that if all such breaches hereunder, taken as a whole, are not reasonably likely to have a Material Adverse Effect, this Agreement may not be terminated by

Purchaser pursuant to this subsection (c), but Harriscope shall remain liable therefor pursuant to Article IX below);

               (d) by Harriscope if there has been a material breach by Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) business days following receipt by the breaching party of notice of such breach (or in the case of a breach by Purchaser of Section 2.4 hereof, within three (3) business
                                 -----------
days following receipt by Purchaser of notice of such breach);

               (e)  by Purchaser at any time after the Interim Outside Date.

provided, that the right to terminate this Agreement (x) under Section 8.1(b)(i)
--------                                                       -----------------
hereof shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date and (y) under Sections 8.1(c) and 8.1(d) hereof shall not be available to any party who at
---------------     ------
such time is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

       Section 8.2  Extension of Outside Date.
                    --------------------------

               (a)  If the only condition to the Closing set forth in Section
                                                                      -------
7.1 hereof that has not been satisfied on or before the Interim Outside Date is
---
the receipt of the FCC Approval, then the Closing Date shall be extended to any date on or prior to the Final Outside Date.

               (b) Purchaser agrees that in the event the Closing Date is extended as provided above, it will make such reasonable modifications and adjustments based upon advice of counsel as are necessary to secure regulatory approvals (including by avoiding or setting aside any preliminary or permanent injunction or other order of any United States federal, state or local court or other governmental authority), including by assigning all or a portion of its rights under this Agreement (which assignment shall be permitted by Harriscope) or by taking actions to make arrangements for the use of an independent trust or to effect the sale of certain businesses or voting securities of Purchaser.

       Section 8.3  Effect of Termination. In the event of termination of this
                    ----------------------
Agreement by either Purchaser or Harriscope as provided in Section 8.1 hereof,
                                                           -----------
this Agreement shall forthwith become void (except for the Confidentiality Agreement and as set forth in this Section 8.3, in Sections 6.7 and 6.10 hereof,
                                   -----------     ------------     ----
and Articles IX and X, which shall survive such termination) and there shall be no liability on the part of Purchaser or Harriscope except for any breach of any of their obligations under the Confidentiality Agreement or under Sections 6.7
                                                                  ------------
and 6.10 hereof or Articles IX and X. Notwithstanding the foregoing, no party
    ----
hereto shall be relieved from liability for any material breach of this Agreement.

                                  ARTICLE IX

                                INDEMNIFICATION

       Section 9.1  Indemnification by Harriscope and the Shareholders.
                    --------------------------------------------------
Harriscope and the Shareholders, jointly and severally, shall indemnify Purchaser, its Affiliates and each of their officers, directors, partners, principals, employees and agents (collectively, the "Purchaser Parties") against
                                                     -----------------
and hold them harmless (without duplication) from any loss, Liability, claim, damage or expense (including reasonable legal fees and expenses) (collectively, "Damages") suffered or incurred by any such Purchaser Party arising from,
 -------
relating to or otherwise in respect of (i) all Retained Liabilities; (ii) any breach of, or inaccuracy in, any representation or warranty of Harriscope in this Agreement or the Disclosure Schedule, the Exhibits and Schedules hereto or any other certificate or instrument delivered pursuant hereto or in connection herewith (it being agreed and acknowledged by the parties that for the sole purpose of the right to indemnification pursuant to this Section 9.1, the
                                                         -----------
representations and warranties of Harriscope contained herein shall not be deemed qualified by any references herein to materiality generally or to whether or not any such breach or inaccuracy results or may result in a Material Adverse Effect and the Shareholders shall only be required to indemnify the Purchaser Parties with respect to breaches of Harriscope's Special Representations); (iii) any breach of any covenant of Harriscope contained in this Agreement; (iv) any exposure to the Purchaser Parties as a result of the application of Section 6901 of the Code; (v) any Taxes in respect of the conduct of the business of the Station on or prior to the Closing Date; and (vi) the content displayed or services offered under or in connection with the Internet domain name, "kwhy.com", prior to and including the Closing Date or Harriscope's failure to comply with applicable Laws and regulations or to obtain any necessary licenses, approvals or consents in connection therewith.

               (b) Harriscope and the Shareholders, jointly and severally, shall indemnify the Purchaser Parties against and hold them harmless from any Damages suffered or incurred, directly or indirectly, by any such Purchaser Party arising from, relating to or otherwise in respect of (i) any pollution or threat to human health or the environment that is related in any way to the management, use, control, ownership or operation of (A) the Sunset Boulevard Property, including all on-site and off-site activities related thereto or resulting therefrom, directly or indirectly, involving Materials of Environmental Concern, and that occurs, exists, arises out of conditions or circumstances that occur or exist, or is caused at any time, whether before or after the Closing Date, and notwithstanding any qualifications or limitations to any representations or warranties of Harriscope or the Shareholders (including any qualifications or limitations set forth in Sections 3.16 and 3.17 hereof,
                                               -------------     ----
including any Schedules thereto and including any post-Closing migration of Materials of Environmental Concern to the extent not caused by a Purchaser Party) other than any investigation or remediation of asbestos-containing materials at the Sunset Boulevard Property that are disturbed or damaged by Purchaser in connection with any renovations undertaken by Purchaser and (B) the Leased Property, including all on-site and off-site activities related thereto or resulting therefrom, directly or indirectly, involving Materials of Environmental Concern, and that occurs, exists, arises out of conditions or circumstances that occur or exist, or is caused at any time prior to the Closing Date, and notwithstanding any qualifications or limitations to any representations or warranties of Harriscope or the Shareholders (including any qualifications or limitations set forth in Sections 3.16 and 3.17 hereof,
                                           -------------     ----
including any Schedules thereto), (ii) any Environmental Claim asserted against one or more of the Purchaser parties for any actual or alleged violation of Environmental Laws arising from the management, use, control, ownership or operation of (x) the Sunset Boulevard Property, whether occurring before or after the Closing Date or (y) the Leased Real Property occurring on or prior to the Closing Date and (iii) any Environmental Claim against any Person for whom Harriscope or the Shareholders assume or retain, or have assumed or retained, liability, whether contractually or by operation of law; provided, however, that
                                                         --------  -------
Harriscope and the Shareholders shall not have liability for violations of Environmental Laws for which Purchaser is directly responsible due to its own operation of the Sunset Boulevard Property or the release or disposal of Materials of Environmental Concern by or for a Purchaser Party after the Closing at or from the Sunset Boulevard Property during the term of the Sunset Boulevard Lease. In the event that Harriscope believes that a Purchaser Party is responsible hereunder for the release or disposal of Materials of Environmental Concern that may have commingled with other contamination at or about the Sunset Boulevard Property, Harriscope shall have the burden of proving by a preponderance of evidence whether and to the extent that such release or disposal was caused by or for a Purchaser Party; Purchaser's obligation therefor shall only be to the extent so proved by Harriscope.

       Section 9.2  Indemnification by Purchaser. Purchaser, Telemundo Licensee
                    -----------------------------
and Parent, jointly and severally, shall indemnify Harriscope and its Affiliates and each of their respective officers, directors, employees and agents (collectively, the "Seller Parties") against and hold them harmless from any
                    --------------
Damages suffered or incurred by any such Seller Party arising from, relating to or otherwise in respect of (a) all Assumed Liabilities; (b) any breach of, or inaccuracy in, any representation or warranty of Purchaser, Telemundo Licensee or Parent contained in this Agreement or any certificate, instrument or other document delivered pursuant hereto or in connection herewith (it being agreed and acknowledged by the parties that for the sole purpose of Harriscope's right to indemnification pursuant to this Section 9.2, the representations and
                                    -----------
warranties of Purchaser, Telemundo Licensee and Parent contained herein shall not be deemed qualified by any references herein to materiality generally or to whether or not any such breach or inaccuracy results or may result in a Material Adverse Effect); (c) any breach of any covenant of Purchaser contained in this Agreement; and (d) (i)any pollution or threat to human health or the environment that is related in any way to the management, use, control, or operation of the Leased Property, including all on-site and off-site activities related thereto involving Materials of Environmental Concern, and that occurs, exists, arises out of conditions or circumstances that occur or exist, or is caused, at any time after the Closing Date; (ii) any Environmental Claim asserted against any Seller Party for any actual or alleged violation of Environmental Laws arising from the management, use, control, or operation of the Leased Real Property occurring after the Closing Date and (iii) any Environmental Claim against any Person for whom any Purchaser Party assumes or retains, or have assumed or retained, liability, whether contractually or by operation of law.

       Section 9.3  Procedures Relating to Indemnification.
                    ---------------------------------------

               (a)  Each Person to be indemnified pursuant to Sections 9.1 or
                                                              ------------
9.2 hereof (the "Indemnified Party") agrees to give prompt notice to the
---              -----------------
indemnifying party (the "Indemnifying Party") of the assertion of any claim, or
                         ------------------
the commencement of any Action, brought against or sought to be collected by a third party from the Indemnified Party (each a "Third Party Claim"), in respect
                                                -----------------
of which indemnity may be sought by an Indemnified Party under Sections 9.1 or
                                                               ------------
9.2 hereof; provided, that the omission so to promptly notify the Indemnifying
---         --------
Party with respect to a Third Party Claim will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Sections 9.1 or 9.2 hereof, except to the extent that such failure has
------------    ---
materially prejudiced such Indemnifying Party with respect to the defense of such Third Party Claim. Upon receiving such notice, the Indemnifying Party shall be entitled to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to the Indemnified Party and, after written notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such Third Party Claim within ten business days after receipt of the notice from the Indemnified Party of such Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnifying Party agrees to pay such fees and expenses, or (ii) the Indemnifying Party fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Party, or (iii) the named parties to any such Third Party Claim (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or an Affiliate of the Indemnifying Party, and a material conflict may exist between such

Indemnified Party and the Indemnifying Party or such Affiliate. In the event of any clause (i), (ii) and (iii) of the immediately preceding sentence, if such Indemnified Party notifies the Indemnifying Party in writing, the Indemnifying Party shall not have the right to control the defense thereof and such Indemnified Party shall have the right to employ its own counsel in connection with such Third Party Claim and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such Third Party Claim or separate but substantially similar or related Third Party Claims in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties. The Indemnifying Party shall be liable for Damages arising out of any settlement of any Third Party Claim. Neither party, considering the Indemnifying Party as one party and the Indemnified Party as the other party, shall (i) settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Third Party Claim without the consent of the other party, which consent shall not be unreasonably withheld, or (ii) without the prior written consent of the other party effect any settlement or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened proceeding in respect of which such other party is, or with reasonable foreseeability could have been, a party and indemnity could have been sought hereunder by such other party for a Third Party Claim brought against or sought to be collected from such other party, unless in the case of either (i) or (ii) immediately above such settlement, compromise, consent to judgment or termination includes an unconditional release of such other party from all liability arising out of such proceeding (provided, that, whether or not such a release is required to be
            --------
obtained, the Indemnifying Party shall remain liable to such Indemnified Party in accordance with Sections 9.1 or 9.2 hereof in the event that a Third Party
                   ------------    ---
Claim is subsequently brought against or sought to be collected from such Indemnified Party). The indemnification required by Sections 9.1 or 9.2 hereof,
                                                    ------------    ---
as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

               (b) In the event any Indemnified Party should have a claim against any Indemnifying Party under Sections 9.1 or 9.2 hereof that does not
                                     ------------    ---
involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Sections 9.1 or 9.2 hereof except to the extent that the Indemnifying
      ------------    ---
Party demonstrates that it has been materially prejudiced by such failure. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party agree to proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be settled by litigation in a court of competent jurisdiction.

       Section 9.4  Limitations on Indemnification.
                    -------------------------------

               (a)  Subject to the provisions of Section 9.4(c) below, all
                                                 --------------
representations and warranties of Harriscope and the Shareholders contained in this Agreement (other than claims with respect to Section 3.1 (organization and
                                                  -----------
qualification), Section 3.2 (authority), Section 3.3 (subsidiaries), Sections
                -----------              -----------                 --------
3.11 or 3.18 solely to the extent it relates to FCC matters, Section 3.13 (tax
----    ----                                                 ------------
matters), Section 3.14 (ERISA), Sections 3.16 or 9.1(b) (environmental), or
          ------------          -------------    ------
Section 3.17 (compliance with laws) solely to the extent it relates to
------------
organization and qualification, authority, FCC, tax, ERISA or environmental (collectively,

"Harriscope's Special Representations")), shall survive the Closing and continue
 ------------------------------------
in full force and effect for a period equal to eighteen (18) months from the Closing. Subject to the provisions of Section 9.4(c) below, each of the
                                      --------------
covenants made by Harriscope or the Shareholders herein and each of Harriscope's Special Representations shall survive the Closing and continue in full force and effect until sixty (60) days after the expiration of the statute of limitations applicable to the subject thereof. Subject to the provisions of Section 9.4(c)
                                                                --------------
below, all representations and warranties of Purchaser contained in this Agreement, (other than claims with respect to Section 4.1 (organization and
                                              -----------
qualification) and Section 4.2 (authority) (collectively, "Purchaser's Special
                   -----------                             -------------------
Representations")), shall survive the Closing and continue in full force and
---------------
effect for a period equal to eighteen (18) months from the Closing. Subject to the provisions of Section 9.4(c) below, each of the covenants of Purchaser made
                  --------------
herein and Purchaser's Special Representations shall survive the Closing and continue in full force and effect until sixty (60) days after the expiration of the statute of limitations applicable to the subject thereof. A claim by an Indemnified Party for indemnification under this Article IX shall be ineffective unless such Indemnified Party delivers a written claim for indemnification within the survival period specified in this Section 9.4(a) applicable to the
                                             --------------
representation or warranty that is the subject of the claim.

               (b)  Subject to the provisions of Section 9.4(c) below, the
                                                 --------------
parties agree that (i) Harriscope and the Shareholders shall not be obligated to indemnify Purchaser for any Damages caused by or arising out of, and Purchaser shall not be entitled to make any claim for Damages due to, any breach of any representation or warranty made by Harriscope or the Shareholders herein, unless and until the aggregate amount of all claims for Purchaser's Damages shall be equal to Three Hundred Thousand Dollars ($300,000), (ii) if the aggregate amount of all claims for Purchaser's Damages is greater than Three Hundred Thousand Dollars ($300,000), all amounts in respect of claims for Purchaser's Damages shall be payable by Harriscope or the Shareholders upon demand by Purchaser;
(iii) the aggregate liability of Harriscope for Purchaser's Damages caused by or arising out of any breach of any representation or warranty made by Harriscope or the Shareholders in this Agreement (other than claims with respect to Harriscope's Special Representations) shall not exceed $10.0 million; and (iv) the aggregate liability of Harriscope and the Shareholders for Purchaser's Damages caused by or arising out of any breach of any covenant contained in this Agreement or any breach of any representation or warranty made by Harriscope or the Shareholders contained in Harriscope's Special Representations shall not exceed the Purchase Price.

                 (c) Notwithstanding anything to the contrary set forth herein, no limitation or condition of liability or indemnity applicable to any party shall apply to fraud-in-fact.

         Section 9.5  Treatment of Indemnification Payments. Any payment for
                      -------------------------------------
indemnification pursuant to this Article IX shall, to the extent permitted by applicable Law, be treated as an adjustment to the Purchase Price.

                                   ARTICLE X

                              GENERAL PROVISIONS

         Section 10.1 Amendment. This Agreement may not be amended except by an
                      ----------
instrument in writing signed on behalf of each of the parties hereto.

          Section 10.2  Waiver.  The failure of any party hereto to comply with
                        -------
any representation, warranty, covenant or agreement contained in this Agreement may be waived only by a written instrument signed by the party granting such waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement, and no failure by any party to take any action with respect to any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action. The waiver by any party hereto of a breach of any provision hereunder shall not operate as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          Section 10.3  Notices. Any notices or other communications required or
                        --------
permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or
(c) the expiration of five (5) business days after the day when mailed by certified or registered mail, postage prepaid, addressed to the parties at the following addresses (or at such other address as the parties hereto shall specify by like notice):

          If to Parent, Purchaser or Telemundo Licensee, to:

          Telemundo Communications Group, Inc., Telemundo of Los Angeles, Inc. and/or Telemundo of Los Angeles License Corp.
          c/o Telemundo Communications Group, Inc.
          2290 West 8th Avenue
          Hialeah, Florida 33010
          Facsimile No.: (305) 889-7953
          Attention: Alan Sokol

          with copies (which shall not constitute notice to Parent, Purchaser or Telemundo Licensee) to:

          Telemundo Communications Group, Inc.
          2290 West 8th Avenue
          Hialeah, Florida 33010
          Facsimile No.: (305) 889-7980
          Attention: Juan Antunez

          and

          Telemundo Communications Group, Inc.
          2290 West 8th Avenue
          Hialeah, Florida 33010
          Facsimile No.: (305) 889-7997
          Attention: Peter Housman

          and

          Skadden, Arps, Slate, Meagher & Flom LLP
          300 South Grand Avenue
          Los Angeles, California 90071
          Facsimile No.: (213) 687-5600

          Attention: Rod Guerra

          If to Harriscope, to:

          Harriscope of Los Angeles, Inc.
          10960 Wilshire Boulevard, Suite 950
          Los Angeles, California 90024
          Facsimile No.: (310) 477-9646
          Attention:  Mr. Burt I. Harris, Sr.

          with copies (which shall not constitute notice to Harriscope) to:

          Irell & Manella LLP
          1800 Avenue of the Stars, Suite 900
          Los Angeles, California 90067-4276
          Facsimile No.: (310) 203-7199
          Attention: Joan L. Lesser

          If to the Shareholders, to:

          Mr. Burt I. Harris, Sr.
          c/o Harriscope of Los Angeles, Inc.
          10960 Wilshire Boulevard, Suite 950
          Los Angeles, California 90024
          Facsimile No.: (310) 477-9646

          with copies (which shall not constitute notice to Harriscope) to:

          Irell & Manella LLP
          1800 Avenue of the Stars, Suite 900
          Los Angeles, California 90067-4276
          Facsimile No.: (310) 203-7199
          Attention: Joan L. Lesser

          Section 10.4  Interpretation.
                        ---------------

               (a) When a reference is made in this Agreement to a section, article, paragraph, Exhibit or Schedule, such reference shall be to a section, article, paragraph, Exhibit or Schedule of this Agreement unless otherwise clearly indicated to the contrary.

               (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

               (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (d) All accounting terms not defined in this Agreement shall have the meanings determined by GAAP as of the date of this Agreement.

               (e) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

               (f) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

               (g) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

               (h) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

               (i) The right to indemnification or other remedy based on Harriscope's representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge of Purchaser, Telemundo Licensee or Parent acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

               (j) For all purposes under this Agreement, the period prior to the Closing Date shall be deemed to end at 11:59 pm on the Closing Date and the period following the Closing Date shall be deemed to commence at 12:00 am on the day immediately following the Closing Date.

          Section 10.5  Entire Agreement; No Third-Party Beneficiaries.  This
                        -----------------------------------------------
Agreement, including the documents referred to herein (including the Confidentiality Agreement), (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except as otherwise provided in Article IX hereof, is not intended to confer upon any Person other than the parties any rights or remedies.

          Section 10.6  Counterparts. This Agreement may be executed in two or
                        -------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

          Section 10.7  Assignment.  Other than as specifically set forth in
                        -----------
Section 8.2(b) hereof, neither this Agreement nor any of the rights, interests
--------------
or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that, subject to any required FCC approval or restrictions, (a) Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its direct or indirect wholly owned subsidiaries; provided, however, that the financial
                                       --------  -------
ability of any subsidiary assignee to fulfill Purchaser's obligations under this Agreement shall be equal or greater to Purchaser's financial ability to fulfill its obligations under this Agreement, (b) Purchaser may collaterally assign its rights hereunder to lenders providing all or any portion of the Financing or lenders providing loans for any refinancing thereof, and (c) Purchaser may assign the benefit of any representations and warranties made by Harriscope and the Stockholders in this Agreement to lenders providing all or any portion of the Financing or lenders providing loans for any refinancing thereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

          Section 10.8  Severability.  If any provision of this Agreement shall
                        -------------
be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          Section 10.9  Enforcement.  The parties agree that irreparable damage
                        ------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 10.10  Other Remedies. Except as otherwise provided herein,
                         ---------------
any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

          Section 10.11  Governing Law.  This Agreement shall be construed,
                         --------------
interpreted and governed in accordance with the Laws of the State of California regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 10.12  Consent to Jurisdiction. Each party hereby irrevocably
                         ------------------------
submits to the exclusive jurisdiction of the United States District Court for the Central District of California or any court of the State of California located in the City of Los Angeles in any Action arising out of or relating to this Agreement, the Additional Harriscope Documents or the Additional Purchaser's Documents or any of the transactions contemplated hereby or thereby and agrees that any such Action shall be brought only in such court, provided,
                                                                     --------
however, that such consent to jurisdiction is solely for the purpose referred to
-------
in this Section 10.12 and shall not be deemed to be a general submission to the
        -------------
jurisdiction of said courts or in the State of California other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action brought in such a court and any claim that such Action brought in such a court has been brought an inconvenient forum.

          IN WITNESS WHEREOF, Purchaser, Harriscope and the Shareholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.



                                   HARRISCOPE:
                                   ----------

                                   HARRISCOPE OF LOS ANGELES, INC.


                                   By: /s/ Burt I. Harris, Jr.
                                       -------------------------------------
                                       Name:  BURT I. HARRIS, JR.
                                       Title: President & CEO


                                   THE SHAREHOLDERS:
                                   ----------------



                                   /s/ Burt I. Harris, Sr.
                                   -----------------------------------------
                                   Burt I. Harris, Sr., an individual



                                   /s/ Irving B. Harris
                                   -----------------------------------------
                                   Irving B. Harris, an individual


                                   PURCHASER:
                                   ----------

                                   TELEMUNDO OF LOS ANGELES, INC.


                                   By: /s/ Vincent L. Sadusky
                                       -------------------------------------
                                       Name:  Vincent L. Sadusky
                                       Title: Chief Financial Officer and
                                              Treasurer


                                   TELEMUNDO LICENSEE:
                                   -------------------

                                   TELEMUNDO OF LOS ANGELES LICENSE CORP.


                                   By: /s/ Vincent L. Sadusky
                                       -------------------------------------
                                       Name:  Vincent L. Sadusky
                                       Title: Chief Financial Officer and
                                              Treasurer

                                   PARENT:
                                   ------

                                   TELEMUNDO COMMUNICATIONS GROUP, INC.


                                   By: /s/ James M. McNamara
                                       --------------------------------------
                                       Name:   James M. McNamara
                                       Title:  President and CEO